CWABS Asset-Backed Certificates Trust 2007-13
Issuing Entity

Final Term Sheet

$735,600,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED OCTOBER 29, 2007

Distributions payable monthly beginning November 26, 2007
_____________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance (1)	Class	Original Certificate Principal Balance (1)	Class	Original Certificate Principal Balance (1)	Class	Original Certificate Principal Balance (1)
1-A	$ 218,300,000	2-M-1	$ 16,884,000	1-M-4	$ 5,180,000	M-7	$ 13,600,000
2-A-1	$ 221,700,000	1-M-2	$ 9,324,000	2-M-4	$ 8,820,000	M-8	$ 10,400,000
2-A-2	$ 135,000,000	2-M-2	$ 15,876,000	1-M-5	$ 4,736,000	M-9	$ 14,400,000
2-A-2M	$ 15,000,000	1-M-3	$ 5,772,000	2-M-5	$ 8,064,000	A-R	$ 100
1-M-1	$ 9,916,000	2-M-3	$ 9,828,000	M-6	$ 12,800,000

_________________
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-13, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

Countrywide Home Loans, Inc. originated approximately 85.36% and 95.12% of the mortgage loans in loan group 1 and loan group 2, respectively, and Wilmington Finance Inc. originated approximately 13.85% and 4.42% of the mortgage loans in loan group 1 and loan group 2, respectively, in each case by aggregate stated principal balance as of the cut-off date. The remaining mortgage loans were originated by various other originators, each of which, individually, originated less than 1% of the mortgage loans in either loan group by aggregate stated principal balance as of the cut-off date.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus collectively as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of October 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about October 30, 2007.

Interest Shortfall Payments

With respect to the first distribution date, Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each mortgage loan that does not have a monthly payment date in the related due period.

The Mortgage Loans

The mortgage pool will consist of fixed rate and adjustable rate credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed rate and adjustable rate mortgage loans, which may or may not have conforming balances.

The information with respect to the mortgage pool is, unless otherwise specified, based on the scheduled principal balances as of the cut-off date. The aggregate stated principal balance of the mortgage pool as of the cut-off date is referred to as the cut-off date pool principal balance. As of the cut-off date, the cut-off date pool principal balance was approximately $799,999,980.

Unless otherwise noted, all statistical percentages are measured by the cut-off date pool principal balance.

As of the cut-off date, the group 1 mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$295,999,999
Weighted Average Mortgage Rate	8.896%
Range of Mortgage Rates	5.375% to 14.000%
Average Current Principal Balance	$199,730
Range of Current Principal Balances	$24,975 to $618,955
Weighted Average Original Loan-to-Value Ratio	74.59%
Weighted Average Original Term to Maturity	401 months
Weighted Average Remaining Term to Stated Maturity	399 months
Weighted Average Credit Bureau Risk Score	581 points
Weighted Average Gross Margin*	6.263%
Weighted Average Maximum Mortgage Rate*	15.820%
Weighted Average Minimum Mortgage Rate*	8.933%
Percentage Originated under Full Doc Program	73.62%
Geographic Concentrations in excess of 10%:
California	21.77%
Florida	11.58%
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* Percentage presented only reflects those group 1 mortgage loans that are adjustable rate mortgage loans.

As of the cut-off date, the group 2 mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$503,999,981
Weighted Average Mortgage Rate	8.755%
Range of Mortgage Rates	5.375% to 15.875%
Average Current Principal Balance	$268,514
Range of Current Principal Balances	$8,934 to $999,447
Weighted Average Original Loan-to-Value Ratio	76.04%
Weighted Average Original Term to Maturity	393 months
Weighted Average Remaining Term to Stated Maturity	391 months
Weighted Average Credit Bureau Risk Score	599 points
Weighted Average Gross Margin*	6.562%
Weighted Average Maximum Mortgage Rate*	15.674%
Weighted Average Minimum Mortgage Rate*	8.800%
Percentage Originated under Full Doc Program	71.39%
Geographic Concentrations in excess of 10%:
California	33.12%
Florida	12.45%
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* Percentage presented only reflects those group 2 mortgage loans that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the mortgage pool is attached as Annex A to this free writing prospectus.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$ 218,300,000	Senior/Adjustable Rate	June 25, 2036	Aaa	AAA
2-A-1	$ 221,700,000	Senior/Adjustable Rate	February 25, 2036	Aaa	AAA
2-A-2	$ 135,000,000	Super Senior/Adjustable Rate	February 25, 2036	Aaa	AAA
2-A-2M	$ 15,000,000	Senior Support/Adjustable Rate	February 25, 2036	Aaa	AAA
1-M-1	$ 9,916,000	Subordinate/Adjustable Rate	December 25, 2036	Aa1	AA+
2-M-1	$ 16,884,000	Subordinate/Adjustable Rate	December 25, 2036	Aa1	AA+
1-M-2	$ 9,324,000	Subordinate/Adjustable Rate	June 25, 2037	Aa2	AA
2-M-2	$ 15,876,000	Subordinate/Adjustable Rate	June 25, 2037	Aa2	AA
1-M-3	$ 5,772,000	Subordinate/Adjustable Rate	October 25, 2037	Aa3	AA-
2-M-3	$ 9,828,000	Subordinate/Adjustable Rate	September 25, 2037	Aa3	AA-
1-M-4	$ 5,180,000	Subordinate/Adjustable Rate	January 25, 2038	A1	A+
2-M-4	$ 8,820,000	Subordinate/Adjustable Rate	December 25, 2037	A1	A+
1-M-5	$ 4,736,000	Subordinate/Adjustable Rate	January 25, 2038	A2	A
2-M-5	$ 8,064,000	Subordinate/Adjustable Rate	January 25, 2038	A2	A
M-6	$ 12,800,000	Subordinate/Adjustable Rate	February 25, 2038	A3	A-
M-7	$ 13,600,000	Subordinate/Adjustable Rate	February 25, 2038	Baa1	BBB+
M-8	$ 10,400,000	Subordinate/Adjustable Rate	April 25, 2038	Baa2	BBB
M-9	$ 14,400,000	Subordinate/Adjustable Rate	April 25, 2038	Baa3	BBB-
A-R	$ 100	Senior/REMIC Residual	November 26, 2007	Aaa	AAA
Non-Offered Certificates (3)
P	$ 100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Excess Cashflow	N/A	N/R	N/R
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(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.840% (1)	LIBOR + 1.680% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.900% (1)	LIBOR + 1.800% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.800% (1)	LIBOR + 1.600% (1)	(2)	Actual/360 (3)
2-A-2M	2	LIBOR + 1.250% (1)	LIBOR + 2.500% (1)	(2)	Actual/360 (3)
1-M-1	1	LIBOR + 1.500% (1)	LIBOR + 2.250% (1)	(2)	Actual/360 (3)
2-M-1	2	LIBOR + 1.500% (1)	LIBOR + 2.250% (1)	(2)	Actual/360 (3)
1-M-2	1	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
2-M-2	2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
1-M-3	1	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
2-M-3	2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
1-M-4	1	LIBOR + 2.500% (1)	LIBOR + 3.750% (1)	(2)	Actual/360 (3)
2-M-4	2	LIBOR + 2.500% (1)	LIBOR + 3.750% (1)	(2)	Actual/360 (3)
1-M-5	1	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
2-M-5	2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates or Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Class M-1 Certificates:	Class 1-M-1 and Class 2-M-1 Certificates.
Class M-2 Certificates:	Class 1-M-2 and Class 2-M-2 Certificates.
Class M-3 Certificates:	Class 1-M-3 and Class 2-M-3 Certificates.
Class M-4 Certificates:	Class 1-M-4 and Class 2-M-4 Certificates.
Class M-5 Certificates:	Class 1-M-5 and Class 2-M-5 Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Group 1 Certificates:	Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4 and Class 1-M-5 Certificates.
Group 2 Certificates:	Class 2-A, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4 and Class 2-M-5 Certificates.
Offered Certificates:	Adjustable Rate Certificates and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on November 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal); and

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation due to the master servicer (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”);

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event); and

•	the premiums for the Class 2-A Policy.

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in November 2017 and ending on the distribution date in October 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for that distribution date, a portion of the interest funds for loan group 1 and loan group 2 in an aggregate amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years as of the first day of the related due period, and (b) the excess of (i) the final maturity funding cap for that distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to that distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in October 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as principal as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum, which is referred to as the servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the final maturity reserve deposit,

•	from loan group 2 interest funds, to the certificate insurer, the monthly premium for the Class 2-A Policy for that distribution date,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•	from loan group 2 interest funds, to the certificate insurer, any reimbursement amount;

•
from remaining loan group 1 and loan group 2 interest funds, concurrently, to each class of Class A Certificates and the certificate insurer, any remaining unpaid current interest, any interest carry forward amount and any remaining Class 2-A Premium not paid from loan group 2 interest funds for that distribution date, allocated pro rata based on (i) the certificate principal balance in the case of each such class of Class A Certificates and (ii) the amount of any remaining Class 2-A Premium not paid from loan group 2 interest funds for that distribution date in the case of the certificate insurer; with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates and any remaining Class 2-A Premium not paid from loan group 2 interest funds for that distribution date for the certificate insurer;

•	from remaining loan group 1 interest funds, to the certificate insurer, any reimbursement amount not paid from loan group 2 interest funds;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-1 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-1 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-1 and Class 2-M-1 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-1 and Class 2-M-1 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-2 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-2 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-2 and Class 2-M-2 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-2 and Class 2-M-2 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-3 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-3 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-3 and Class 2-M-3 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-3 and Class 2-M-3 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-4 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-4 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-4 and Class 2-M-4 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-4 and Class 2-M-4 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-5 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-5 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-5 and Class 2-M-5 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-5 and Class 2-M-5 Certificates on the basis of the respective group distribution percentages for that distribution date;

•	from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the November 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 47.50% of the aggregate stated principal balance of the mortgage loans for that distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates and the certificate insurer (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point) in the order described below, until the certificate principal balances of the classes of Class 2-A Certificates and the amounts payable to the certificate insurer are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)
to the classes of Class 2-A Certificates and the certificate insurer in the order described below, until the certificate principal balances of the classes of Class 2-A Certificates and the amounts payable to the certificate insurer are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(2)
concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(3)
concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(4)	concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(5)
concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(6)	sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(7)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)    to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates and the certificate insurer (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until the certificate principal balances of the classes of Class 2-A Certificates and the amounts payable to the certificate insurer are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)    to the classes of Class 2-A Certificates and the certificate insurer, in the order described below, until the certificate principal balances of the classes of Class 2-A Certificates and the amounts payable to the certificate insurer are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-1 Certificates, until their certificate principal balances are reduced to zero;

(2)
concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-2 Certificates, until their certificate principal balances are reduced to zero;

(3)
concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-3 Certificates, until their certificate principal balances are reduced to zero;

(4)
concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-4 Certificates, until their certificate principal balances are reduced to zero;

(5)
concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-5 Certificates, until their certificate principal balances are reduced to zero;

(6)	sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(7)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates and the certificate insurer in respect of principal will be distributed in the following order:

•	to the certificate insurer, any remaining monthly premium for the Class 2-A Policy not paid from interest funds for that distribution date,

•
concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates, pro rata on the basis of their certificate principal balances, until their respective certificate principal balances are reduced to zero, and

•	to the certificate insurer, any reimbursement amount not paid from interest funds for that distribution date.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after the interest and principal distributions described above have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first three bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the fourth bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	to the certificate insurer, any unpaid Class 2-A Premium for the distribution date and any unpaid reimbursement amount;

•
concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements; provided, however, that amounts otherwise distributable to the Class 2-A-2M Certificates will be distributed to the Class 2-A-2 Certificates until all unpaid realized loss amounts for the Class 2-A-2 Certificates have been paid;

•
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first, to pay any interest carry forward amount for such class or classes, as applicable, and second, to pay any unpaid realized loss amount for such class or classes, as applicable; provided, however, that any interest carry forward amount and unpaid realized loss amount distributed to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates), will be made concurrently, on a pro rata basis based on (i) in the case of any interest carry forward amount, each such class’s respective interest carry forward amount, and (ii) in the case of any unpaid realized loss amount, each such class’s respective unpaid realized loss amount;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) to the classes of Class 2-A Certificates and the certificate insurer, in the order described above under “—Priority of Payments; Distributions of Principal—Class 2-A Certificates”; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates and the certificate insurer, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any principal distributions to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) will be made concurrently, on a pro rata basis based on the respective group distribution percentages for that distribution date;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Financial Guaranty Insurance Policy

The Class 2-A Certificates will have the benefit of a financial guaranty insurance policy referred to in this free writing prospectus as the Class 2-A Policy, pursuant to which Financial Security Assurance Inc. will unconditionally and irrevocably guarantee certain payments on the Class 2-A Certificates on each distribution date subject to certain terms and conditions set forth in the Class 2-A Policy. The Class 2-A Policy will not cover any classes of certificates other than the Class 2-A Certificates and is subject to certain limitations as described in this free writing prospectus.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $64,399,980.

The initial amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate, the effective rate at which any net swap payments may be payable to the swap counterparty and in the case of the Class 2-A Certificates, the premium rate for the Class 2-A Policy. The “expense fee rate” is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation. The Class 1-M-1 and Class 2-M-1 Certificates will be of equal priority with each other, the Class 1-M-2 and Class 2-M-2 Certificates will be of equal priority with each other, the Class 1-M-3 and Class 2-M-3 Certificates will be of equal priority with each other, the Class 1-M-4 and Class 2-M-4 Certificates will be of equal priority with each other and the Class 1-M-5 and Class 2-M-5 Certificates will be of equal priority with each other.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates (except in the case of the Class of 2-A Certificates, which will have the benefit of the Class 2-A Policy, and in the case of the Class 2-A-2 Certificates, for which the Class 2-A-2M Certificates will provide additional credit enhancement). Realized losses are allocated to the subordinate certificates in reverse order of their distribution priority, beginning with the Class M-9 Certificates, until the certificate principal balances of the subordinate classes have been reduced to zero. Any realized losses that are allocated to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-5 and Class 2-M-5 Certificates) will be allocated concurrently on a pro rata basis based on their respective certificate principal balances. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”. In the event that such additional realized losses were allocated to the Class 2-A Certificates, the certificate insurer may elect to make guaranteed distributions in respect of applied realized loss amounts on the Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates as they occur.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.20% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers will be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders or the certificate insurer in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more according to the OTS Method.

In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the second day of the month following the closing date or, in the case of such a mortgage loan that does not have a scheduled payment due until after the cut-off date, a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that seller’s repurchase obligation.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if (i) Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity and (ii) the stated principal balance of that mortgage loan, when taken together with the aggregate of the stated principal balances of all other mortgage loans in the same loan group that have been so modified since the closing date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial certificate principal balance of the related certificates. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer generally will be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity. In addition, unless the certificate insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution to the classes of Class 2-A Certificates and the certificate insurer, respectively, that is sufficient to pay the classes of Class 2-A Certificates in full and to pay any amounts due and payable to the certificate insurer.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account and the assets held in the carryover reserve fund) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the

Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The Class A, Class 1-M-1 and Class 2-M-4 Certificates, and the Class 2-M-3 and Class 1-M-5 Certificates being purchased by Countrywide Securities Corporation from the depositor may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring those Class A, Class 1-M-1, Class 2-M-3, Class 2-M-4 and 1-M-5 Certificates with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption. Until they have been underwritten or placed by an underwriter meeting certain requirements, the other classes of Class M Certificates, and the portions of the Class 2-M-3 and Class 1-M-5 Certificates not purchased by Countrywide Securities Corporation, may not be purchased by such a plan or by an entity investing the assets of such a plan. The Class A-R Certificates may not be purchased by such a plan or by an entity investing the assets of such a plan.

THE MORTGAGE POOL

Information for the mortgage loans in the mortgage pool is set forth in tabular format in Annex A attached to this free writing prospectus.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed. Any shortfall in interest distributions to the Class 2-A Certificates resulting from Prepayment Interest Shortfalls will not be covered by the Class 2-A Policy.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests a reduction to the Mortgage Rate for the related Mortgage Loan, the Master Servicer is required to agree to that reduction if (i) Countrywide Home Loans, in its corporate capacity, agrees to purchase that Mortgage Loan from the issuing entity and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will be obligated to purchase that Mortgage Loan upon modification of the Mortgage Rate by the Master Servicer for a price equal to the Purchase Price. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the Master Servicer may agree to modifications of a Mortgage Loan, including reductions in the related Mortgage Rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent Mortgage Loans. Countrywide Home Loans is not obligated to purchase any such modified Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-13 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-2M, Class 1-M-1, Class 2-M-1, Class 1-M-2, Class 2-M-2, Class 1-M-3, Class 2-M-3, Class 1-M-4, Class 2-M-4, Class 1-M-5, Class 2-M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates or Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Class M-1 Certificates:	Class 1-M-1 and Class 2-M-1 Certificates
Class M-2 Certificates:	Class 1-M-2 and Class 2-M-2 Certificates
Class M-3 Certificates:	Class 1-M-3 and Class 2-M-3 Certificates
Class M-4 Certificates:	Class 1-M-4 and Class 2-M-4 Certificates
Class M-5 Certificates:	Class 1-M-5 and Class 2-M-5 Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Group 1 Certificates:	Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4 and Class 1-M-5 Certificates
Group 2 Certificates:	Class 2-A, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4 and Class 2-M-5 Certificates
Offered Certificates:	Adjustable Rate Certificates and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class 1-A Certificates:	Senior/Adjustable Rate
Class 2-A-1 Certificates:	Senior/Adjustable Rate
Class 2-A-2 Certificates:	Super Senior/Adjustable Rate
Class 2-A-2M Certificates:	Senior Support/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Group 1 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Group 2 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•
distributions of principal and interest on the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Capitalized Advance” with respect to any Distribution Date and any Mortgage Loan means an Advance or T&I Advance that was made after the Closing Date and added to the unpaid principal balance of that Mortgage Loan in connection with a modification of the related Mortgage Note during the related Due Period.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that (a) any payment of principal under the Class 2-A Policy following an Applied Realized Loss Amount in respect of any class of Class 2-A Certificates will not result in a further reduction of the Certificate Principal Balance of such class of certificates, (b) if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class), (c) any amounts distributed to the classes of Class 2-A Certificates in respect of Subsequent Recoveries will be made concurrently on a pro rata basis according to their respective Certificate Principal Balances, except that any such amounts otherwise allocable to the Class 2-A-2M Certificates will be distributed first to the Class 2-A-2 Certificates (but not by more than the amount of the Unpaid Realized Loss Amount for the class), (d) to the extent an Applied Realized Loss Amount with respect to any class of Class 2-A Certificates was covered under the Class 2-A Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery, and (e) any amounts distributed to the Classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-5 and Class 2-M-5 Certificates) will be allocated concurrently on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates up to its respective Unpaid Realized Loss Amount, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer under the Pooling and Servicing Agreement, the “Certificate Principal Balance” of the classes of Class 2-A Certificates will not be reduced by the amount of any payments made by the Certificate Insurer in respect of principal of such Certificates under the Class 2-A Policy, except to the extent such payment has been reimbursed to the Certificate Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in November 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Group 1 Distribution Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the sum of the Principal Remittance Amounts for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Distribution Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the sum of the Principal Remittance Amounts for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group Distribution Percentage” means, with respect to any Distribution Date, in the case of Loan Group 1, the Group 1 Distribution Percentage for that Distribution Date, and in the case of Loan Group 2, the Group 2 Distribution Percentage for that Distribution Date.

“Insurance Proceeds” means all proceeds of any insurance policy (other than the Class 2-A Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a

Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“T&I Advance” with respect to any Mortgage Loan means a Servicing Advance related to tax or insurance premium payments owed by the related borrower.

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate and (ii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group for the Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) all Seller Interest Shortfall Payments for that Distribution Date, less

(b) all Advances (other than Capitalized Advances) relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to each class of Group 1 Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period),

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus the sum of (A) a fraction, expressed as a percentage, the numerator of which is the Class 2-A Premium for that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (B) a fraction, expressed as a percentage, the numerator of which is (x) the product of (a) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (b) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the

first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period),

(iii) with respect to each class of Group 2 Certificates (other than the Class 2-A Certificates), the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), and

(iv) with respect to each class of Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the weighted average of the Net Rate Caps for the Group 1 Certificates and the Class 2-A Certificates for that Distribution Date, weighted by an amount equal to the positive difference (if any) of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), over the outstanding aggregate Certificate Principal Balance of the Group 1 and Group 2 Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap). Any Net Rate Carryover for any class of Class 2-A Certificates will not be covered by the Class 2-A Policy.

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.840%	1.680%
Class 2-A-1	0.900%	1.800%
Class 2-A-2	0.800%	1.600%
Class 2-A-2M	1.250%	2.500%
Class 1-M-1	1.500%	2.250%
Class 2-M-1	1.500%	2.250%
Class 1-M-2	1.750%	2.625%
Class 2-M-2	1.750%	2.625%
Class 1-M-3	2.000%	3.000%
Class 2-M-3	2.000%	3.000%

Class 1-M-4	2.500%	3.750%
Class 2-M-4	2.500%	3.750%
Class 1-M-5	3.000%	4.500%
Class 2-M-5	3.000%	4.500%
Class M-6	3.000%	4.500%
Class M-7	3.000%	4.500%
Class M-8	3.000%	4.500%
Class M-9	3.000%	4.500%
__________

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” means, with respect to each Accrual Period each class of Adjustable Rate Certificates, a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 47.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date	Percentage

November 2009 — October 2010	1.65% with respect to November 2009, plus an additional 1/12th of 2.10% for each month thereafter through October 2010
November 2010 — October 2011	3.75% with respect to November 2010, plus an additional 1/12th of 2.35% for each month thereafter through October 2011
November 2011 — October 2012	6.10% with respect to November 2011, plus an additional 1/12th of 2.05% for each month thereafter through October 2012
November 2012 — October 2013	8.15% with respect to November 2012, plus an additional 1/12th of 1.70% for each month thereafter through October 2013
November 2013 — October 2014	9.85% with respect to November 2013, plus an additional 1/12th of 0.40% for each month thereafter through October 2014
November 2014 and thereafter	10.25%

“Debt Service Reduction” means, with respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the U.S. Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the Distribution Date equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding interest-bearing certificates:

Class	Percentage

A	30.00%
M-1	34.39%
M-2	39.87%
M-3	44.24%
M-4	49.07%
M-5	54.50%
M-6	61.28%
M-7	70.63%
M-8	79.95%
M-9	97.83%

For the purposes of the definition of “Delinquency Trigger Event”, the Class A Certificates will be treated as a single class of Certificates, the Class M-1 Certificates will be treated as a single class of Certificates, the Class M-2 Certificates will be treated as a single class of Certificates, the Class M-3 Certificates will be treated as a single class of Certificates, the Class M-4 Certificates will be treated as a single class of Certificates and the Class M-5 Certificates will be treated as a single class of Certificates.

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in November 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	22.90%	45.80%
Class M-2	19.75%	39.50%
Class M-3	17.80%	35.60%
Class M-4	16.05%	32.10%
Class M-5	14.45%	28.90%
Class M-6	12.85%	25.70%
Class M-7	11.15%	22.30%
Class M-8	9.85%	19.70%
Class M-9	8.05%	16.10%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the Cut-off Date Pool Principal Balance. For the purposes of the definition of “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage”, (i) the Class 1-M-1 and Class 2-M-1 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-1 and Class 2-M-1 Certificates, (ii) the Class 1-M-2 and Class 2-M-2 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-2 and Class 2-M-2 Certificates, (iii) the Class 1-M-3 and Class 2-M-3 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-3 and Class 2-M-3 Certificates, (iv) the Class 1-M-4 and Class 2-M-4 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-4 and Class 2-M-4 Certificates and (v) the Class 1-M-5 and Class 2-M-5 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-5 and Class 2-M-5 Certificates.

“OC Floor” means an amount equal to 4.50% of the Cut-off Date Pool Principal Balance.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 8.05% of the Cut-off Date Pool Principal Balance and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 16.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the interest-bearing certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for that Distribution Date being insufficient to make such payment, and

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date,

minus

(3) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

less

(b) the sum, without duplication, of:

(1) all Advances relating to principal and certain expenses reimbursed during the related Due Period, and

(2) all Capitalized Advances reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means, without duplication, with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated, (ii) that has been the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, (iii) that has been the subject of a Debt Service Reduction, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced and (iv) that has been the subject of a modification that resulted in a permanent reduction in its principal balance or forgiveness of any accrued and unpaid interest, the amount of that reduction and/or forgiveness.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates (or in the case of the first Distribution Date, the Sixty-Day Delinquency Rate for that Distribution Date, or in the case of the second Distribution Date, the average of the Sixty-Day Delinquency Rates for the first and second Distribution Dates).

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of, without duplication (i) all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties), (ii) all Mortgage Loans that were repurchased from the issuing entity for a reason other than a breach of representations and warranties under the Pooling and Servicing Agreement during the twelve calendar months immediately preceding the Distribution Date, (iii) all Mortgage Loans that were substituted by a seller during the twelve calendar months immediately preceding the Distribution Date and (iv) Mortgage Loans with respect to which a modification to the related Mortgage Note was made during the twelve calendar months immediately preceding the Distribution Date, and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans. For the purposes of determining the Sixty-Day Delinquency Rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in November 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 47.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero. For the purposes of the definition of “Subordinate Class Principal Distribution Amount”, (i) the Class 1-M-1 and Class 2-M-1 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-1 and Class 2-M-1 Certificates, (ii) the Class 1-M-2 and Class 2-M-2 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-2 and Class 2-M-2 Certificates, (iii) the Class 1-M-3 and Class 2-M-3 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-3 and Class 2-M-3 Certificates, (iv) the Class 1-M-4 and Class 2-M-4 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-4 and Class 2-M-4 Certificates and (v) the Class 1-M-5 and Class 2-M-5 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-5 and Class 2-M-5 Certificates.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates (in the case of any class of Class 2-A Certificates, as reduced by any payment made by the Certificate Insurer in respect of principal of that class under the Class 2-A Policy) minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders and the Certificate Insurer. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (excluding proceeds from the Class 2-A Policy), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent according to the OTS Method in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable, including Capitalized Advances (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited (except in the case of Capitalized Advances) to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders and the Certificate Insurer. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee, and

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund and payment to the Certificate Insurer as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, including Capitalized Advances, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under “—Withdrawals from the Certificate Account”, and

(6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in Permitted Investments at the direction of the Master Servicer, and all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the Pooling and Servicing Agreement.

The Carryover Reserve Fund and the Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the

Carryover Reserve Fund (or the investments) or the Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or the Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

The Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Certificate Insurer, the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (6)	Compensation	Interest Remittance Amount	Monthly
Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly
Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time
Class 2-A Policy Premiums and Reimbursement Amounts / Certificate Insurer	The product of (1) the aggregate Certificate Principal Balance of the Class 2-A Certificates, (2) the Class 2-A Premium Rate and (3) a fraction, the numerator of which is the number of	Expense	Interest Funds for Loan Group 2 and Loan Group 1, in that order and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for	Monthly

	days from and including the preceding Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360 (the “Class 2-A Premium”) (9)		Loan Group 2 and Loan Group 1, in that order
Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time
Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time

__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
With respect to the first Distribution Date, the Class 2-A Policy premium will be equal to the product of (1) the aggregate initial Certificate Principal Balance of the Class 2-A Certificates, (2) the Class 2-A Premium Rate and (3) a fraction, the numerator of which is the number of days from and including the Closing Date to but excluding the first Distribution Date, and the denominator of which is 360. The “Class 2-A Premium Rate” will equal 0.20% per annum. The amount of any Reimbursement Amount due to the Certificate Insurer with respect to any Distribution Date will be calculated as described under “Description of the Certificates — Financial Guaranty Insurance Policy.”

(10)
Except in the case of Servicing Advances that are Capitalized Advances, reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and in the case of the Adjustable Rate Certificates, from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose. The Class 2-A Policy will not cover any shortfalls caused by application of the applicable Net Rate Cap.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Final Maturity Reserve Deposit,

(2) from the Interest Funds for Loan Group 2, to the Certificate Insurer, the Class 2-A Premium for that Distribution Date,

(3) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(4) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for such class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(5) from the Interest Funds for Loan Group 2, to the Certificate Insurer, any Reimbursement Amount;

(6) from the remaining Interest Funds for both Loan Groups, concurrently, to each class of Class A Certificates and the Certificate Insurer, any remaining unpaid Current Interest, any Interest Carry Forward Amount and any remaining Class 2-A Premium not paid from Interest Funds for Loan Group 2 for that Distribution Date, allocated pro rata based on (i) the Certificate Principal Balance in the case of each such class of Class A Certificates and (ii) the amount of any remaining Class 2-A Premium not paid from Interest Funds for Loan Group 2 for that Distribution Date in the case of the Certificate Insurer; with any remaining amounts allocated based on any remaining unpaid Current Interest and Interest Carry Forward Amount for each class of Class A Certificates and any remaining Class 2-A Premium not paid from Interest Funds for Loan Group 2 for that Distribution Date for the Certificate Insurer;

(7) from the remaining Interest Funds for Loan Group 1, to the Certificate Insurer, any Reimbursement Amount not paid from Interest Funds for Loan Group 2;

(8) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-1 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-1 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-1 and Class 2-M-1 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-1 and Class 2-M-1 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(9) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-2 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-2 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-2 and Class 2-M-2 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-2 and Class 2-M-2 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(10) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-3 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-3 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-3 and Class 2-M-3 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-3 and Class 2-M-3 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(11) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-4 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-4 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-4 and Class 2-M-4 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-4 and Class 2-M-4 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(12) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-5 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-5 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-5 and Class 2-M-5 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-5 and Class 2-M-5 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(13) from the remaining Interest Funds for both Loan Groups, sequentially:

(a) sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A) concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates and the Certificate Insurer (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order described in clause (3) below, until the Certificate Principal Balances of the classes of Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates and the Certificate Insurer, in the order described in clause (3) below, until the Certificate Principal Balances of the classes of Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), pro rata, until the Certificate Principal Balance thereof is reduced to zero,

(B) from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(ii) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(iii) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(iv) concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(v) concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(vi) sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(vii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates and the Certificate Insurer (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the

Certificate Principal Balances of the classes of Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates and the Certificate Insurer, in the order set forth in clause (3) below, until the Certificate Principal Balances of the classes of Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), pro rata, until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-1 Certificates, until their Certificate Principal Balances are reduced to zero,

(ii) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-2 Certificates, until their Certificate Principal Balances are reduced to zero,

(iii) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-3 Certificates, until their Certificate Principal Balances are reduced to zero,

(iv) concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-4 Certificates, until their Certificate Principal Balances are reduced to zero,

(v) concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-5 Certificates, until their Certificate Principal Balances are reduced to zero,

(vi) sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(vii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates and the Certificate Insurer, those amounts will be distributed in the following order:

(A)  to the Certificate Insurer, any remaining Class 2-A Premium not paid from Interest Funds for that Distribution Date,

(B) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates, pro rata on the basis of their Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero, and

(C) to the Certificate Insurer, any Reimbursement Amount not paid from Interest Funds for that Distribution Date.

Class 2-A Policy. On any Distribution Date, the Trustee will distribute to the holders of the Class 2-A Certificates any Guaranteed Distributions received from the Certificate Insurer with respect to that Distribution Date.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above), payments to the Certificate Insurer (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the Cut-off Date Pool Principal Balance will exceed the initial aggregate Certificate Principal Balance of the interest-bearing certificates by approximately $64,399,980, which is approximately 8.05% of the Cut-off Date Pool Principal Balance.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the interest-bearing certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including the premium due to the Certificate Insurer and any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (13)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(vii) or (2)(B)(vii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1, 2 and 3 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 4 below, any amounts in the

Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of interest-bearing certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.	to the Certificate Insurer, any unpaid Class 2-A Premium and any unpaid Reimbursement Amount;

3.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class; provided, however, that amounts otherwise distributable to the Class 2-A-2M Certificates will be distributed to the Class 2-A-2 Certificates until all Unpaid Realized Loss Amounts for the Class 2-A-2 Certificates have been paid;

4.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for such class or classes, as applicable, and second in an amount equal to any Unpaid Realized Loss Amount for such class or classes, as applicable; provided, however, that any Interest Carry Forward Amount and Unpaid Realized Loss Amount distributed to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates), will be made concurrently, on a pro rata basis based on (i) in the case of any Interest Carry Forward Amount, each such class’s respective Interest Carry Forward Amount, and (ii) in the case of any Unpaid Realized Loss Amount, each such class’s respective Unpaid Realized Loss Amount;

5.
to each class of interest-bearing certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

6.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

7.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) to the classes of Class 2-A Certificates and the Certificate Insurer, in the order described in clause (3) under “—Principal Distributions” above, until the respective Certificate Principal Balances of the Class 2-A Certificates are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates and the Certificate Insurer, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any principal distributions to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) will be made concurrently, on a pro rata basis based on the respective Group Distribution Percentages for that Distribution Date;

8.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

9.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Merrill Lynch Capital Services, Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border) and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The Swap Contract will supplement, form part of, and be subject to the ISDA Master Agreement. The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Merrill Lynch & Co. Inc. (the “Swap Guarantor”) pursuant to a guaranty in favor of the Swap Contract Administrator (the “Swap Guaranty”).

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.20% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (3) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (8) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

The Swap Counterparty will be an eligible counterparty for so long as its credit ratings (or any related guarantor, if applicable) are at least equal to the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold. However, if the credit ratings of the Swap Counterparty (or any related guarantor, if applicable) fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold and the Swap Counterparty chooses not to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty, the Swap Counterparty may be required to pledge cash or other collateral in the form of securities to the Swap Contract Administrator with an aggregate value determined in accordance with the Credit Support Annex. Any collateral posted under the Credit Support Annex would be available to the Swap Contract Administrator as security in the case that an “event of default” or “additional termination event” occurs under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or sole affected party, as applicable, and a Swap Termination Payment is payable from the Swap Counterparty. If the credit ratings of the Swap Counterparty (or the credit ratings of any related guarantor, if applicable) fall below the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, the Swap Counterparty may be obligated to pledge additional collateral. In such case, the Swap Counterparty would also be obligated to use commercially reasonable efforts to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty at no cost to either the Swap Contract Administrator or the issuing entity. The failure of the Swap Counterparty to make such efforts or to procure such a guarantee or replacement would entitle the Swap Contract Administrator to declare an early termination of the Swap Contract as more fully described below. If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms that are substantially the same as those of the original Swap Contract.

In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms substantially the same as those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates and the Certificate Insurer, any remaining Current Interest and Interest Carry Forward Amount (in the case of each class of Class A Certificates) and any remaining Class 2-A Premium (in the case of the Certificate Insurer), pro rata based on their respective entitlements;

(4) to the Certificate Insurer, any unpaid Reimbursement Amount;

(5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class; provided, however, that any interest distributions to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) pursuant to this clause (5) will be made concurrently, on a pro rata basis based on each such class’s respective remaining Current Interest and Interest Carry Forward Amount;

(6) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(7) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(8) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; provided, however, that amounts otherwise distributable to the Class 2-A-2M Certificates will be distributed to the Class 2-A-2 Certificates until all Unpaid Realized Loss Amounts for the Class 2-A-2 Certificates have been paid;

(9) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; provided, however, that any Unpaid Realized Loss Amounts distributed to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) pursuant to this clause (9) will be made concurrently, on a pro rata basis based each such class’s respective Unpaid Realized Loss Amount; and

(10) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
November 2007	735,600,000
December 2007	731,096,411
January 2008	724,932,935
February 2008	717,513,210
March 2008	708,846,692
April 2008	698,949,923
May 2008	687,844,887
June 2008	675,559,257
July 2008	662,129,329
August 2008	647,697,507
September 2008	632,721,679
October 2008	617,376,736
November 2008	602,245,654
December 2008	587,452,425
January 2009	572,989,438
February 2009	558,849,264
March 2009	545,024,646
April 2009	531,508,491
May 2009	518,294,111
June 2009	505,374,530
July 2009	492,743,088
August 2009	480,393,596
September 2009	468,319,396
October 2009	456,514,889
November 2009	444,974,068
December 2009	433,690,318
January 2010	422,657,914
February 2010	411,871,224
March 2010	401,325,163
April 2010	391,013,910
May 2010	380,932,219
June 2010	371,074,914
July 2010	361,436,958
August 2010	352,013,441
September 2010	342,799,579
October 2010	333,790,950
November 2010	324,987,262
December 2010	319,516,386
January 2011	312,444,263
February 2011	305,530,383
March 2011	298,770,147
April 2011	292,160,138
May 2011	285,698,239
June 2011	279,380,239
July 2011	273,202,867
August 2011	267,162,936
September 2011	261,257,001
October 2011	255,480,748
November 2011	249,832,518
December 2011	244,308,549
January 2012	238,907,156
February 2012	233,625,598
March 2012	228,461,473
April 2012	223,412,115
May 2012	218,475,151
June 2012	213,647,458
July 2012	208,925,772
August 2012	204,300,195
September 2012	199,761,522
October 2012	194,984,911
November 2012	188,961,179
December 2012	182,838,521
January 2013	176,939,179
February 2013	171,257,762
March 2013	165,857,854
April 2013	161,018,255
May 2013	156,738,132
June 2013	152,947,757
July 2013	149,540,979
August 2013	146,263,156
September 2013	143,057,188
October 2013	139,921,505
November 2013	136,854,565
December 2013	133,854,834
January 2014	130,920,826
February 2014	128,051,094
March 2014	125,244,222
April 2014	122,498,826

Month of Distribution Date	Swap Contract Notional Balance ($)
May 2014	119,813,551
June 2014	117,187,072
July 2014	114,618,096
August 2014	112,105,356
September 2014	109,647,615
October 2014	107,243,663
November 2014	104,892,317
December 2014	102,592,418
January 2015	100,342,837
February 2015	98,142,466
March 2015	95,990,225
April 2015	93,885,054
May 2015	91,825,920
June 2015	89,811,810
July 2015	87,841,738
August 2015	85,914,733
September 2015	84,029,853
October 2015	82,186,170
November 2015	80,382,782
December 2015	78,618,803
January 2016	76,893,369
February 2016	75,205,876
March 2016	73,555,446
April 2016	71,941,069
May 2016	70,361,952
June 2016	68,817,324

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received, including a failure of the Swap Counterparty, if its credit ratings no longer satisfy both the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold, to use commercially reasonable efforts to procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

3. if the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold for 10 or more business days or the Moody’s Required Ratings Threshold for 30 or more business days, a failure to post any collateral required under the Credit Support Annex and certain other events involving the termination or repudiation of the Credit Support Annex prior to the termination of the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. the occurrence or existence of (i) a default of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty or any related guarantor which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty or any related guarantor (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty has posted collateral under the Credit Support Annex because its credit ratings are below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral as required under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received, and

3. certain insolvency or bankruptcy events of the Swap Contract Administrator or the issuing entity.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold (but such credit ratings are at least equal to the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, as applicable) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Required Ratings Threshold for 60 or more calendar days and the Swap Counterparty has failed to either procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

4. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the Moody’s Required Ratings Threshold for 30 or more business days and at least one eligible replacement counterparty has made an offer to be a replacement counterparty, and

5. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

The “S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “A+”. The “S&P Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-2” or, if a short-term unsecured and unsubordinated debt rating from S&P in not available, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

The “Moody’s Approved Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”. The “Moody’s Required Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract, the Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract, against the Swap Guarantor in respect of its obligations under the Swap Guaranty or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Guaranty, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

For the initial Accrual Period, One-Month LIBOR will be 4.79250%. On the second LIBOR Business Day preceding the commencement of each subsequent Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Financial Guaranty Insurance Policy

The following summary of terms of the financial guaranty insurance policy (the “Class 2-A Policy”) to be issued by Financial Security Assurance Inc., which is referred to herein as “FSA” or the “Certificate Insurer”) does not purport to be complete and is qualified in its entirety by reference to the Class 2-A Policy. In the following discussion, the Class 2-A Certificates are referred to as “Guaranteed Certificates”.

Simultaneously with the issuance of the Guaranteed Certificates, FSA will deliver the Class 2-A Policy to the Trustee for the benefit of the holders of the Guaranteed Certificates. Under the Class 2-A Policy, FSA unconditionally and irrevocably guarantees to the Trustee, for the benefit of any holder of a Guaranteed Certificate, the full and complete payment of (1) Guaranteed Distributions on such Certificate and (2) the amount of any such Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

“Guaranteed Distributions” means, with respect to any Distribution Date and a class of Guaranteed Certificates, the distribution to be made to holders of that class of Guaranteed Certificates in an aggregate amount equal to (i) the amount, if any, by which the amount available to be distributed to that class of Guaranteed Certificates, pursuant to the priority of payment set forth in the Pooling and Servicing Agreement, is less than the Required Distributions for that class of Guaranteed Certificates for that Distribution Date and (ii) to the extent unpaid on the Last Scheduled Distribution Date for that class of Guaranteed Certificates, after payment of all other amounts due to that class of Guaranteed Certificates, the sum of (a) any remaining Certificate Principal Balance of that class of Guaranteed Certificates and (b) the amount of any Applied Realized Loss Amount allocated to that class of Guaranteed Certificates prior to the Last Scheduled Distribution Date to the extent the Certificate Insurer has not paid that Applied Realized Loss Amount and the holders of that class of Guaranteed Certificates have not received any Subsequent Recovery related to that Applied Realized Loss Amount, in each case after giving effect to all distributions, other than Required Distributions for that class of Guaranteed Certificates, to be made on that Distribution Date; and, in each case in accordance with the original terms of that class of Guaranteed Certificates when issued and without regard to any amendment or modification of that class of Guaranteed Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent. The Certificate Insurer may consent to any amendment of or modification to the Pooling and Servicing Agreement as permitted by the Pooling and Servicing Agreement; provided, however, that no such amendment or modification shall, without the consent of the holders of the related class of Guaranteed Certificates, change the entitlement of those holders to payment under the Class 2-A Policy of any unpaid principal of that class of Guaranteed Certificates due at final maturity, or any unpaid interest thereon due on any interest payment date. Guaranteed Distributions for any class of Guaranteed Certificates will not include, and the Class 2-A Policy will not cover, interest shortfalls resulting from Prepayment Interest Shortfalls, interest shortfalls resulting from the application of the Relief Act or similar state or local laws, any Net Rate Carryover amounts, or any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distributions to a holder of a Guaranteed Certificate. Guaranteed Distributions will not include (x) any portion of a Guaranteed Distribution due to holders of Guaranteed Certificates because a notice and certificate in proper form as required by the Class 2-A Policy was not timely received by the Certificate Insurer and (y) any portion of a Guaranteed Distribution due to holders of a class of Guaranteed Certificates representing interest on any unpaid interest accrued from and including the date of payment by the Certificate Insurer of the amount of that unpaid interest. For purposes of the definition of “Guaranteed Distributions,” any payment of interest previously made by FSA under the Class 2-A Policy shall be excluded, from and including the date of payment by FSA thereof, when calculating interest that is carried forward.

“Required Distributions” means with respect to any Distribution Date and each class of Guaranteed Certificates, the sum, without duplication, of (i) the amount of interest that has accrued on that class of Guaranteed Certificates at the then-applicable Pass-Through Rate during the applicable Accrual Period with respect to that class of Guaranteed Certificates, net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act or similar state or local laws or Net Rate Carryover amounts, (ii) at the election of the Certificate Insurer in its sole discretion, any Applied Realized Loss Amount allocated to that class of Guaranteed Certificates on or prior to that Distribution Date and (iii) the amount of interest that has accrued on any Applied Realized Loss Amount allocated to that class of Guaranteed Certificates prior to that Distribution Date at the then-applicable Pass-Through Rate, in the case of each of clause (ii) and clause (iii) to the extent the Certificate Insurer has not paid that Applied Realized Loss Amount and the holders of that class of Guaranteed Certificates have not received any Subsequent Recovery relating to that Applied Realized Loss Amount.

“Reimbursement Amount” means, with respect to any Distribution Date, (i) the amount of all Guaranteed Distributions paid and all other payments made by the Certificate Insurer pursuant to the Class 2-A Policy for which the Certificate Insurer has not been reimbursed prior to the Distribution Date, plus (ii) interest accrued on those Guaranteed Distributions not previously repaid calculated at the Late Payment Rate from the date those payments were made.

“Late Payment Rate” means the lesser of (i) the rate of interest publicly announced by Citibank, N.A. at its principal office in New York, New York, as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3% and (ii) the maximum rate permissible under law applicable to the Pooling and Servicing Agreement. The Late Payment Rate will be computed on the basis of a year of 365 days calculating the actual number of days elapsed.

Payment of claims on the Class 2-A Policy made in respect of Guaranteed Distributions will be made by FSA following receipt by FSA of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the second business day following receipt of such notice for payment and (2) 12:00 noon, New York City time, on the Distribution Date to which the claim relates.

FSA will be entitled to pay any amount thereunder in respect of Guaranteed Distributions, including any acceleration payment, whether or not any notice and certificate shall have been received by FSA, shall be entitled to pay principal under the Class 2-A Policy on an accelerated basis if FSA shall so elect in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Distribution Date than provided in the definition of “Guaranteed Distributions,” if that principal would have been payable under the Pooling and Servicing Agreement were funds sufficient to make that payment available to the Trustee for that purpose.

If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, FSA will pay that amount out of its funds on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (1) the fourth business day following receipt by FSA from the Trustee, of: (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the holder of the Guaranteed Certificate is required to return principal or interest distributed on that certificate during the term of the Class 2-A Policy because those distributions were avoidable as preference payments under applicable bankruptcy law (the “Order”), (B) a certificate of the holder of the Guaranteed Certificate that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder of the Guaranteed Certificate, in the form as is reasonably required by FSA and provided to the holder of that Guaranteed Certificate by FSA, irrevocably assigning to FSA all rights and claims of the holder of that Guaranteed Certificate relating to or arising under that Guaranteed Certificate against the debtor which made that preference payment or otherwise with respect to that preference payment or (2) the date of receipt by FSA from the Trustee, of the items referred to in clauses (1)(A), (B) and (C) above if, at least four business days prior to the date of receipt, FSA shall have received written notice from the Trustee, that the items referred to in clauses (1)(A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee, or any holder of a Guaranteed Certificate, directly, unless a holder of a Guaranteed Certificate has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment will be disbursed to the Trustee for distribution to the holder of that Certificate upon proof of payment reasonably satisfactory to FSA. In connection with the foregoing, FSA will have the rights provided pursuant to the Pooling and Servicing Agreement to the holders of the Guaranteed Certificates including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Trustee, and each holder of a Guaranteed Certificate in the conduct of any proceeding with respect to a preference claim.

The terms “receipt” and “received,” with respect to the Class 2-A Policy, means actual delivery to FSA and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the Class 2-A Policy by the Trustee is not in proper form or is not properly completed, executed or delivered or contains any misstatement, it will be deemed not to have been received, and FSA or the fiscal agent will be required to promptly so advise the Trustee, and the Trustee, may submit an amended notice.

Under the Class 2-A Policy, “business day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, or any other location of any successor servicer or successor Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

FSA’s obligations under the Class 2-A Policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the Trustee, as provided in the Class 2-A Policy whether or not those funds are properly applied by the Trustee.

FSA will be subrogated to the rights of the holder of a Guaranteed Certificate to receive payments of principal and interest to the extent of any payment by FSA under the Class 2-A Policy.

Claims under the Class 2-A Policy constitute direct, unsecured and unsubordinated obligations of FSA ranking not less than pari passu with other unsecured and unsubordinated indebtedness of FSA for borrowed money. Claims against FSA under the Class 2-A Policy and claims against FSA under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of FSA. The terms of the Class 2-A Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust fund. The Class 2-A Policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Guaranteed Certificates.

To the fullest extent permitted by applicable law, FSA will agree in the Class 2-A Policy not to assert, and will waive, for the benefit of each holder of a Guaranteed Certificate, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to FSA to avoid payment of its obligations under the Class 2-A Policy in accordance with the express provisions of the Class 2-A Policy. Nothing in this paragraph will be construed to limit or otherwise impair FSA’s right to pursue recovery or claims (based on contractual rights, securities law violations, fraud or other causes of action) against any person or entity, except as provided in the sixth preceding paragraph, or to require payment by FSA of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of the Class 2-A Policy or the Guaranteed Certificates. Nothing in the Class 2-A Policy will be construed to require payment to the extent any force majeure event or governmental act prevents FSA from performing its obligations under the Class 2-A Policy or such performance is otherwise rendered impossible, in which event FSA will agree to (i) use commercially reasonable efforts to perform its obligations under the Class 2-A Policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under the Class 2-A Policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

The Class 2-A Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Class 2-A Policy is governed by the laws of the State of New York.

Additional Considerations Concerning the Class 2-A Policy and the Certificate Insurer

The Certificate Insurer will be fully subrogated to the rights of each holder of a Guaranteed Certificate to receive principal and interest distributions from the trust fund on those Guaranteed Certificates to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal or interest on any Guaranteed Certificate under the Class 2-A Policy. To the extent that the Certificate Insurer has paid any amounts with respect to interest and principal, the Certificate Insurer will be subrogated to the Guaranteed Certificates with respect to such amounts and will be entitled to those amounts on a pro rata basis with those Guaranteed Certificates as subrogee.

Pursuant to the terms of the Pooling and Servicing Agreement, unless the Certificate Insurer fails to make a payment required under the Class 2-A Policy in accordance with its terms, the Certificate Insurer will be entitled to exercise the Voting Rights of the holders of the related Guaranteed Certificates, without the consent of such Certificateholders, and such Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer.

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates and the Certificate Insurer. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the interest-bearing certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “— Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in November 2017 up to and including the Distribution Date in October 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in November 2017 up to and including the Distribution Date in October 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
November 2017	48,137,940
December 2017	47,471,707
January 2018	46,814,528
February 2018	46,166,282
March 2018	45,526,846
April 2018	44,896,104
May 2018	44,273,936
June 2018	43,660,228
July 2018	43,054,864
August 2018	42,457,732
September 2018	41,868,722
October 2018	41,287,723
November 2018	40,714,627
December 2018	40,149,327
January 2019	39,591,718
February 2019	39,041,696
March 2019	38,499,159
April 2019	37,964,005
May 2019	37,436,134
June 2019	36,915,449
July 2019	36,401,852
August 2019	35,895,247
September 2019	35,395,540
October 2019	34,902,638
November 2019	34,416,448
December 2019	33,936,880
January 2020	33,463,844
February 2020	32,997,253
March 2020	32,537,018
April 2020	32,083,055
May 2020	31,635,278
June 2020	31,193,603
July 2020	30,757,949
August 2020	30,328,233
September 2020	29,904,375
October 2020	29,486,297
November 2020	29,073,920
December 2020	28,667,167
January 2021	28,265,962
February 2021	27,870,230
March 2021	27,479,897
April 2021	27,094,889
May 2021	26,715,136
June 2021	26,340,565
July 2021	25,971,107
August 2021	25,606,692
September 2021	25,247,252
October 2021	24,892,721
November 2021	24,543,031
December 2021	24,198,117
January 2022	23,857,915

Month of Distribution Date	40-Year Target ($)
February 2022	23,522,360
March 2022	23,191,390
April 2022	22,864,943
May 2022	22,542,958
June 2022	22,225,373
July 2022	21,912,130
August 2022	21,603,170
September 2022	21,298,435
October 2022	20,997,868
November 2022	20,701,412
December 2022	20,409,011
January 2023	20,120,611
February 2023	19,836,158
March 2023	19,555,598
April 2023	19,278,878
May 2023	19,005,946
June 2023	18,736,752
July 2023	18,471,244
August 2023	18,209,373
September 2023	17,951,089
October 2023	17,696,343
November 2023	17,445,089
December 2023	17,197,278
January 2024	16,952,864
February 2024	16,711,800
March 2024	16,474,042
April 2024	16,239,545
May 2024	16,008,264
June 2024	15,780,156
July 2024	15,555,178
August 2024	15,333,287
September 2024	15,114,442
October 2024	14,898,601
November 2024	14,685,724
December 2024	14,475,770
January 2025	14,268,700
February 2025	14,064,475
March 2025	13,863,055
April 2025	13,664,404
May 2025	13,468,484
June 2025	13,275,256
July 2025	13,084,686
August 2025	12,896,737
September 2025	12,711,373
October 2025	12,528,560
November 2025	12,348,262
December 2025	12,170,446
January 2026	11,995,078
February 2026	11,822,124
March 2026	11,651,553
April 2026	11,483,331
May 2026	11,317,427
June 2026	11,153,809
July 2026	10,992,446
August 2026	10,833,308
September 2026	10,676,364
October 2026	10,521,586
November 2026	10,368,942
December 2026	10,218,404
January 2027	10,069,944
February 2027	9,923,534
March 2027	9,779,145
April 2027	9,636,751
May 2027	9,496,323
June 2027	9,357,836
July 2027	9,221,262
August 2027	9,086,577
September 2027	8,953,754
October 2027	8,822,768
November 2027	8,693,594
December 2027	8,566,207
January 2028	8,440,584
February 2028	8,316,700
March 2028	8,194,531
April 2028	8,074,054
May 2028	7,955,247
June 2028	7,838,086
July 2028	7,722,549
August 2028	7,608,614
September 2028	7,496,259
October 2028	7,385,463
November 2028	7,276,204
December 2028	7,168,462
January 2029	7,062,216
February 2029	6,957,446
March 2029	6,854,131
April 2029	6,752,251
May 2029	6,651,788
June 2029	6,552,722
July 2029	6,455,033
August 2029	6,358,704
September 2029	6,263,715
October 2029	6,170,049
November 2029	6,077,687
December 2029	5,986,611
January 2030	5,896,804
February 2030	5,808,249
March 2030	5,720,929
April 2030	5,634,827
May 2030	5,549,925
June 2030	5,466,209
July 2030	5,383,661
August 2030	5,302,266
September 2030	5,222,009
October 2030	5,142,872
November 2030	5,064,842
December 2030	4,987,904
January 2031	4,912,041
February 2031	4,837,240
March 2031	4,763,486
April 2031	4,690,765
May 2031	4,619,063
June 2031	4,548,365
July 2031	4,478,659
August 2031	4,409,930
September 2031	4,342,165
October 2031	4,275,352
November 2031	4,209,476
December 2031	4,144,526
January 2032	4,080,488
February 2032	4,017,351
March 2032	3,955,101
April 2032	3,893,727
May 2032	3,833,217
June 2032	3,773,558
July 2032	3,714,740
August 2032	3,656,751
September 2032	3,599,579
October 2032	3,543,213
November 2032	3,487,643
December 2032	3,432,857
January 2033	3,378,844
February 2033	3,325,595
March 2033	3,273,098
April 2033	3,221,344
May 2033	3,170,321
June 2033	3,120,021
July 2033	3,070,433
August 2033	3,021,547
September 2033	2,973,354
October 2033	2,925,845
November 2033	2,879,009
December 2033	2,832,839
January 2034	2,787,323
February 2034	2,742,455
March 2034	2,698,224
April 2034	2,654,622
May 2034	2,611,641
June 2034	2,569,271
July 2034	2,527,505
August 2034	2,486,334
September 2034	2,445,750
October 2034	2,405,746
November 2034	2,366,312
December 2034	2,327,441
January 2035	2,289,126
February 2035	2,251,358
March 2035	2,214,131
April 2035	2,177,436
May 2035	2,141,267
June 2035	2,105,617
July 2035	2,070,477
August 2035	2,035,842
September 2035	2,001,704
October 2035	1,968,056
November 2035	1,934,892
December 2035	1,902,205
January 2036	1,869,988
February 2036	1,838,235
March 2036	1,806,940
April 2036	1,776,095
May 2036	1,745,696
June 2036	1,715,736
July 2036	1,686,208
August 2036	1,657,108
September 2036	1,628,428
October 2036	1,600,163
November 2036	1,572,308
December 2036	1,544,857
January 2037	1,517,804
February 2037	1,491,143
March 2037	1,464,870
April 2037	1,438,979
May 2037	1,413,464
June 2037	1,388,321
July 2037	1,363,544
August 2037	1,339,129
September 2037	1,315,069
October 2037	1,291,361

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in November 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the interest-bearing certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $25,964,925.

On each Distribution Date beginning on the Distribution Date in November 2027 up to and including the Distribution Date in October 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in October 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates and the Certificate Insurer, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) to the classes of Class 2-A Certificates and the Certificate Insurer, in the order described in clause (3) under “—Principal Distributions” above, until the respective Certificate Principal Balances of the Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates and the Certificate Insurer, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(3) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(4) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(5) concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(6) concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(7) sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(8) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the interest-bearing certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of the excess will be applied sequentially to reduce the Certificate Principal Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. Any such excess that is allocated to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-5 and Class 2-M-5 Certificates) will be allocated concurrently on a pro rata basis based on their respective Certificate Principal Balances. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero; provided, however, that the amount of any such excess otherwise allocable to the Class 2-A-2 Certificates will be allocated to the Class 2-A-2M Certificates, until the Certificate Principal Balance of the Class 2-A-2M Certificates has been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”. An Applied Realized Loss Amount in respect of any class of Class 2-A Certificates will result in a draw on the Class 2-A Policy only at the election of the Certificate Insurer in its sole discretion. See “—Financial Guaranty Insurance Policy” above.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE MORTGAGE POOL

The following information sets forth in tabular format certain information, as of the Cut-off Date, about the Mortgage Loans included in the Mortgage Pool in respect of Loan Group 1, Loan Group 2 and the Mortgage Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Cut-off Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Mortgage Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. The Credit Bureau Risk Scores referenced in the following tables with respect to substantially all of the Mortgage Loans were obtained from one or more credit reporting agencies in connection with the origination of those Mortgage Loans. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Mortgage Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	5	1,372,526	0.46	274,505	8.524	357.88	587	80.1
2/28 6-month LIBOR	15	2,688,862	0.91	179,257	8.845	356.23	592	75.1
2/38 6-month LIBOR	1	399,789	0.14	399,789	8.300	478.00	627	79.7
2/28 6-month LIBOR - 60-month Interest Only	10	2,922,060	0.99	292,206	7.330	357.49	656	81.0
2/28 6-month LIBOR - 40/30-Year Balloon	6	1,337,276	0.45	222,879	8.225	357.42	603	78.2
3/27 6-month LIBOR	81	15,497,578	5.24	191,328	9.159	357.32	580	78.6
3/37 6-month LIBOR	26	7,174,634	2.42	275,947	8.544	477.91	583	78.0
3/27 6-month LIBOR - 60-month Interest Only	2	416,000	0.14	208,000	7.819	358.00	644	74.5
3/27 6-month LIBOR - 40/30-Year Balloon	42	10,053,230	3.40	239,363	8.108	357.88	607	75.6
3/27 6-month LIBOR - 50/30-Year Balloon	3	793,276	0.27	264,425	7.942	358.00	625	73.8
5/25 6-month LIBOR	370	73,363,062	24.78	198,279	9.358	357.91	571	75.6
5/35 6-month LIBOR	315	82,938,839	28.02	263,298	8.824	478.05	567	74.3
5/25 6-month LIBOR - 120-month Interest Only	8	2,366,976	0.80	295,872	8.278	358.28	653	80.9
5/25 6-month LIBOR - 40/30-Year Balloon	9	1,894,602	0.64	210,511	8.164	357.38	542	61.7
15-Year Fixed	21	1,983,553	0.67	94,455	8.927	177.85	585	60.2
20-Year Fixed	11	1,659,905	0.56	150,900	8.044	237.99	628	77.5
25-Year Fixed	6	773,710	0.26	128,952	9.385	298.28	593	77.2
30-Year Fixed	407	61,531,513	20.79	151,183	8.853	357.35	595	73.4
30-Year Fixed - Credit Comeback	21	2,797,072	0.94	133,194	9.273	357.08	572	65.2
40-Year Fixed	74	14,292,992	4.83	193,149	8.769	478.11	583	75.7
40-Year Fixed - Credit Comeback	7	1,293,027	0.44	184,718	9.048	478.85	590	69.8
30-Year Fixed - 120-month Interest Only	1	234,294	0.08	234,294	6.750	357.00	778	80.0
30-Year Fixed - 60-month Interest Only	6	1,113,859	0.38	185,643	7.392	358.17	675	82.1
30/15-Year Fixed Balloon	2	396,873	0.13	198,437	9.519	176.73	557	40.4
40/30-Year Fixed Balloon	31	6,347,636	2.14	204,762	8.132	357.30	606	65.6
50/30-Year Fixed Balloon	2	356,856	0.12	178,428	8.200	357.60	592	61.8
Total	1,482	295,999,999	100.00

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Mortgage Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	551	112,705,447	38.08	204,547	9.073	357.77	580	76.1
ARM 480	342	90,513,262	30.58	264,659	8.800	478.04	569	74.6
Fixed 180	23	2,380,427	0.80	103,497	9.025	177.67	581	56.9
Fixed 240	11	1,659,905	0.56	150,900	8.044	237.99	628	77.5
Fixed 300	6	773,710	0.26	128,952	9.385	298.28	593	77.2
Fixed 360	468	72,381,229	24.45	154,661	8.773	357.35	597	72.5
Fixed 480	81	15,586,019	5.27	192,420	8.792	478.17	583	75.2
Total	1,482	295,999,999	100.00

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	1	24,975	0.01	24,975	11.375	357.00	507	34.7
25,000.01 - 50,000.00	7	327,094	0.11	46,728	11.496	329.30	573	59.4
50,000.01 - 75,000.00	88	5,567,237	1.88	63,264	10.495	343.18	567	68.5
75,000.01 - 100,000.00	159	14,215,833	4.80	89,408	9.672	367.81	573	71.6
100,000.01 - 150,000.00	347	43,179,122	14.59	124,436	9.217	376.40	578	74.7
150,000.01 - 200,000.00	246	42,907,492	14.50	174,421	8.833	386.73	582	73.6
200,000.01 - 250,000.00	158	35,358,896	11.95	223,790	8.493	389.90	594	77.1
250,000.01 - 300,000.00	181	50,282,325	16.99	277,803	8.910	403.18	581	74.6
300,000.01 - 350,000.00	161	52,118,197	17.61	323,716	8.728	417.49	578	74.9
350,000.01 - 400,000.00	103	38,778,528	13.10	376,491	8.702	419.83	580	74.5
400,000.01 - 450,000.00	26	10,642,263	3.60	409,318	8.553	436.71	590	78.0
450,000.01 - 500,000.00	4	1,979,083	0.67	494,771	10.239	449.18	565	68.7
600,000.01 - 650,000.00	1	618,955	0.21	618,955	6.875	358.00	724	73.8
Total	1,482	295,999,999	100.00

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Mortgage Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	23	2,719,971	0.92	118,260	9.499	352.28	583	83.7
Alaska	6	1,308,219	0.44	218,037	9.556	427.24	573	78.0
Arizona	43	8,860,740	2.99	206,064	9.083	420.16	574	75.8
Arkansas	5	598,265	0.20	119,653	10.990	357.46	583	83.4
California	224	64,430,176	21.77	287,635	8.296	418.57	582	69.3
Colorado	16	3,395,542	1.15	212,221	9.077	371.78	609	80.1
Connecticut	32	7,051,659	2.38	220,364	8.447	385.12	604	71.3
Delaware	5	839,056	0.28	167,811	8.740	404.26	582	73.3
District of Columbia	7	1,750,781	0.59	250,112	8.752	392.38	566	71.4
Florida	186	34,270,342	11.58	184,249	8.598	401.93	580	73.5
Georgia	52	8,168,857	2.76	157,093	9.379	368.48	587	81.6
Hawaii	8	2,960,249	1.00	370,031	9.245	434.64	590	70.4
Idaho	7	1,313,725	0.44	187,675	8.783	425.66	582	86.0
Illinois	54	10,788,740	3.64	199,791	9.303	394.45	573	77.6
Indiana	9	1,074,117	0.36	119,346	9.085	372.35	580	81.3
Iowa	4	368,528	0.12	92,132	10.647	342.38	571	85.1
Kansas	9	1,326,423	0.45	147,380	10.372	336.90	584	82.8
Kentucky	8	728,932	0.25	91,116	9.801	332.39	554	78.9
Louisiana	18	2,020,868	0.68	112,270	9.806	366.48	581	81.5
Maine	4	661,658	0.22	165,415	8.629	358.15	572	61.6
Maryland	66	14,051,000	4.75	212,894	9.128	391.44	574	74.6
Massachusetts	25	6,560,612	2.22	262,424	8.647	412.79	579	75.0
Michigan	15	1,911,488	0.65	127,433	10.085	373.19	560	71.1
Minnesota	18	3,316,326	1.12	184,240	8.427	395.13	601	80.0
Mississippi	19	1,638,697	0.55	86,247	10.122	352.73	558	79.4
Missouri	20	3,004,783	1.02	150,239	10.415	389.33	585	81.4
Montana	6	1,011,641	0.34	168,607	9.575	358.26	566	72.5
Nevada	19	4,571,333	1.54	240,596	7.824	437.59	611	81.5
New Hampshire	9	1,660,913	0.56	184,546	8.757	373.58	586	72.8
New Jersey	56	12,625,034	4.27	225,447	9.088	395.15	588	71.2
New Mexico	9	1,067,847	0.36	118,650	9.917	378.97	593	77.0
New York	62	17,239,746	5.82	278,060	9.123	403.62	578	70.8
North Carolina	37	5,577,085	1.88	150,732	9.560	378.07	570	81.6
North Dakota	1	135,107	0.05	135,107	7.650	177.00	592	68.9
Ohio	11	1,299,478	0.44	118,134	9.874	368.70	588	84.7
Oklahoma	8	786,608	0.27	98,326	10.207	384.48	583	80.9
Oregon	31	6,270,650	2.12	202,279	9.226	425.65	591	77.9
Pennsylvania	63	9,194,399	3.11	145,943	9.286	382.48	585	77.0
Rhode Island	4	798,762	0.27	199,691	9.061	357.23	575	74.5
South Carolina	13	1,620,394	0.55	124,646	9.485	363.04	575	78.4
Tennessee	14	2,258,843	0.76	161,346	8.909	364.72	595	77.4
Texas	100	12,135,984	4.10	121,360	9.628	360.07	578	76.8
Utah	28	6,103,215	2.06	217,972	9.414	396.76	565	81.7
Vermont	4	663,681	0.22	165,920	8.529	379.06	594	55.8
Virginia	50	9,960,088	3.36	199,202	8.717	388.82	579	77.1
Washington	49	12,681,007	4.28	258,796	8.595	416.13	574	78.0
West Virginia	10	1,053,578	0.36	105,358	9.273	357.58	580	76.1
Wisconsin	11	1,485,615	0.50	135,056	9.657	357.95	588	81.9
Wyoming	4	679,239	0.23	169,810	8.482	353.65	623	80.8
Total	1,482	295,999,999	100.00

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	102	15,446,216	5.22	151,433	8.234	369.93	590	40.5
50.01 - 55.00	40	7,527,496	2.54	188,187	8.173	391.72	574	52.8
55.01 - 60.00	80	15,263,994	5.16	190,800	8.294	387.90	588	58.0
60.01 - 65.00	122	26,893,297	9.09	220,437	8.513	406.22	575	63.3
65.01 - 70.00	170	35,389,552	11.96	208,174	8.769	408.39	571	68.6
70.01 - 75.00	203	44,889,429	15.17	221,130	8.833	407.59	581	74.1
75.01 - 80.00	304	59,273,055	20.02	194,977	9.194	399.02	576	79.4
80.01 - 85.00	222	43,757,054	14.78	197,104	9.345	397.50	577	84.5
85.01 - 90.00	188	37,700,357	12.74	200,534	9.025	395.26	594	89.3
90.01 - 95.00	40	8,037,154	2.72	200,929	8.799	383.27	616	94.7
95.01 - 100.00	11	1,822,396	0.62	165,672	9.476	369.98	672	99.6
Total	1,482	295,999,999	100.00

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	102	15,446,216	5.22	151,433	8.234	369.93	590	40.5
50.01 - 55.00	37	7,248,948	2.45	195,918	8.120	390.93	575	52.8
55.01 - 60.00	80	15,221,338	5.14	190,267	8.273	387.99	589	58.0
60.01 - 65.00	121	26,804,942	9.06	221,528	8.518	406.38	575	63.3
65.01 - 70.00	170	35,389,552	11.96	208,174	8.769	408.39	571	68.6
70.01 - 75.00	202	44,376,327	14.99	219,685	8.852	408.16	581	74.0
75.01 - 80.00	297	57,891,147	19.56	194,920	9.231	400.41	572	79.3
80.01 - 85.00	223	43,921,973	14.84	196,960	9.337	397.36	577	84.5
85.01 - 90.00	191	38,278,147	12.93	200,409	9.019	394.70	596	89.1
90.01 - 95.00	43	8,617,505	2.91	200,407	8.723	381.06	614	93.5
95.01 - 100.00	16	2,803,905	0.95	175,244	8.856	364.19	680	92.6
Total	1,482	295,999,999	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	2	567,322	0.19	283,661	5.375	478.00	592	66.1
5.501 - 6.000	6	1,568,435	0.53	261,406	5.843	440.12	639	88.5
6.001 - 6.500	25	7,194,616	2.43	287,785	6.395	419.79	622	70.1
6.501 - 7.000	91	22,105,079	7.47	242,913	6.862	403.76	622	67.9
7.001 - 7.500	134	32,624,616	11.02	243,467	7.361	408.29	610	70.5
7.501 - 8.000	154	33,449,628	11.30	217,205	7.808	386.73	596	72.5
8.001 - 8.500	149	29,927,162	10.11	200,853	8.328	396.14	591	73.6
8.501 - 9.000	223	44,080,623	14.89	197,671	8.812	398.33	581	76.4
9.001 - 9.500	127	22,372,885	7.56	176,164	9.311	382.81	573	75.6
9.501 - 10.000	189	36,162,613	12.22	191,337	9.802	395.51	562	76.7
10.001 - 10.500	119	20,154,429	6.81	169,365	10.303	402.59	560	78.7
10.501 - 11.000	114	23,051,091	7.79	202,203	10.786	411.00	548	77.1
11.001 - 11.500	69	11,193,992	3.78	162,232	11.292	386.34	535	76.8
11.501 - 12.000	57	7,210,516	2.44	126,500	11.805	396.63	551	79.0
12.001 - 12.500	17	3,916,619	1.32	230,389	12.299	406.10	543	80.5
12.501 - 13.000	3	230,161	0.08	76,720	12.794	358.39	553	81.1
13.501 - 14.000	3	190,213	0.06	63,404	13.676	359.00	585	78.9
Total	1,482	295,999,999	100.00

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Mortgage Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,227	239,815,035	81.02	195,448	8.889	397.44	580	74.3
Planned Unit Development	153	33,819,695	11.43	221,044	8.877	399.17	584	79.3
Low-Rise Condominium	57	11,114,438	3.75	194,990	8.744	420.14	590	73.0
Two Family Home	28	6,709,589	2.27	239,628	9.747	389.68	572	67.7
Three Family Home	11	3,550,525	1.20	322,775	8.402	413.80	626	68.9
High-Rise Condominium	3	463,693	0.16	154,564	9.367	401.54	573	45.1
Four Family Home	2	401,911	0.14	200,956	8.135	403.60	603	73.2
Townhouse	1	125,112	0.04	125,112	8.990	358.00	543	75.0
Total	1,482	295,999,999	100.00

Loan Purposes for the Group 1 Mortgage Loans
in the Mortgage Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,306	267,498,951	90.37	204,823	8.907	399.83	579	74.0
Refinance - Rate/Term	131	21,974,882	7.42	167,747	8.588	389.92	598	79.3
Purchase	45	6,526,167	2.20	145,026	9.483	373.11	637	83.6
Total	1,482	295,999,999	100.00

Occupancy Types for the Group 1 Mortgage Loans
in the Mortgage Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	1,422	285,909,571	96.59	201,062	8.881	398.66	580	74.7
Investment Property	50	8,134,708	2.75	162,694	9.237	389.11	619	72.4
Second Home	10	1,955,720	0.66	195,572	9.625	414.95	582	68.5
Total	1,482	295,999,999	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
121 - 180	23	2,380,427	0.80	103,497	9.025	177.67	581	56.9
181 - 300	18	2,517,036	0.85	139,835	8.434	258.38	620	76.9
301 - 360	1,018	185,003,256	62.50	181,732	8.956	357.63	587	74.7
Greater than 360	423	106,099,281	35.84	250,826	8.798	478.06	571	74.7
Total	1,482	295,999,999	100.00

Loan Documentation Types for the Group 1 Mortgage Loans
in the Mortgage Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,170	217,925,605	73.62	186,261	8.814	397.13	577	76.4
Stated Income	311	77,830,844	26.29	250,260	9.123	402.51	594	69.4
Stated Income/Stated Asset	1	243,550	0.08	243,550	9.190	353.00	646	80.0
Total	1,482	295,999,999	100.00

Credit Bureau Risk Scores for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	1	199,533	0.07	199,533	7.290	357.00	805	76.9
761 - 780	3	912,269	0.31	304,090	7.345	357.74	774	71.4
741 - 760	2	436,577	0.15	218,289	6.663	358.44	753	69.4
721 - 740	4	1,171,267	0.40	292,817	7.640	357.60	727	73.7
701 - 720	9	1,250,123	0.42	138,903	8.699	399.94	709	83.0
681 - 700	39	9,392,220	3.17	240,826	7.716	375.53	690	77.9
661 - 680	52	11,296,337	3.82	217,237	7.838	378.10	667	75.7
641 - 660	100	19,413,113	6.56	194,131	8.057	378.64	651	75.2
621 - 640	112	21,608,972	7.30	192,937	8.269	395.06	631	76.9
601 - 620	142	29,623,374	10.01	208,615	8.355	392.85	610	74.6
581 - 600	181	35,961,021	12.15	198,680	8.512	398.75	590	72.3
561 - 580	200	41,150,713	13.90	205,754	8.583	411.75	570	72.7
541 - 560	262	53,019,193	17.91	202,363	9.456	402.49	550	77.2
521 - 540	233	44,959,180	15.19	192,958	9.883	397.65	531	74.9
501 - 520	137	24,755,693	8.36	180,698	9.941	415.80	511	70.7
500 or Less	5	850,416	0.29	170,083	8.846	432.82	500	72.0
Total	1,482	295,999,999	100.00

Credit Grade Categories for the Group 1 Mortgage Loans
in the Mortgage Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	845	170,023,965	57.44	201,212	8.660	392.77	593	76.8
A-	167	34,481,000	11.65	206,473	9.130	404.12	570	76.3
B	234	46,553,960	15.73	198,949	9.185	408.94	567	72.0
C	206	40,011,578	13.52	194,231	9.295	404.55	560	68.5
C-	17	2,850,915	0.96	167,701	10.003	389.49	561	65.0
D	13	2,078,581	0.70	159,891	8.672	437.34	564	59.0
Total	1,482	295,999,999	100.00

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Mortgage Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	488	89,915,565	30.38	184,253	9.378	389.02	580	75.1
12	93	24,831,878	8.39	267,009	9.340	401.87	579	72.1
24	370	78,311,550	26.46	211,653	8.703	413.45	567	76.0
36	531	102,941,007	34.78	193,863	8.514	394.62	594	73.7
Total	1,482	295,999,999	100.00

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	4	5	1,372,526	0.68	274,505	8.524	357.88	587	80.1
7 - 12	11	2	339,420	0.17	169,710	8.041	335.00	577	79.6
13 - 18	17	4	893,690	0.44	223,422	8.533	352.80	656	75.3
19 - 24	22	28	6,454,296	3.18	230,511	8.040	365.07	617	78.7
32 - 37	34	152	33,595,298	16.53	221,022	8.679	383.49	591	77.4
38 or Greater	58	702	160,563,479	79.01	228,723	9.052	419.97	570	74.9
Total		893	203,218,709	100.00

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	2	763,284	0.38	381,642	10.968	478.00	521	67.0
3.001 - 4.000	12	3,068,103	1.51	255,675	7.330	369.53	651	67.6
4.001 - 5.000	50	10,335,268	5.09	206,705	8.397	365.40	593	74.7
5.001 - 6.000	136	29,031,504	14.29	213,467	8.705	395.09	573	72.7
6.001 - 7.000	693	160,020,551	78.74	230,910	9.053	417.74	573	76.2
Total	893	203,218,709	100.00
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 6.263%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
12.001 - 12.500	5	1,287,495	0.63	257,499	5.913	410.76	621	61.0
12.501 - 13.000	12	2,991,728	1.47	249,311	6.462	388.48	661	73.3
13.001 - 13.500	30	8,386,197	4.13	279,540	6.726	407.77	607	71.3
13.501 - 14.000	74	18,730,422	9.22	253,114	7.173	412.16	607	71.2
14.001 - 14.500	85	22,556,261	11.10	265,368	7.453	426.30	604	72.5
14.501 - 15.000	95	22,587,226	11.11	237,760	8.124	395.87	581	77.4
15.001 - 15.500	73	15,881,631	7.82	217,557	8.472	414.82	582	76.1
15.501 - 16.000	107	25,436,517	12.52	237,724	8.910	413.30	568	75.8
16.001 - 16.500	60	12,879,683	6.34	214,661	9.308	406.86	567	74.8
16.501 - 17.000	98	23,032,536	11.33	235,026	9.805	415.56	559	76.7
17.001 - 17.500	69	12,729,289	6.26	184,482	10.298	414.40	553	78.4
17.501 - 18.000	83	19,165,932	9.43	230,915	10.772	417.26	550	77.1
18.001 - 18.500	48	8,797,101	4.33	183,273	11.292	394.15	531	76.9
18.501 - 19.000	31	4,419,698	2.17	142,571	11.807	409.52	546	79.8
19.001 - 19.500	17	3,916,619	1.93	230,389	12.299	406.10	543	80.5
Greater than 19.500	6	420,374	0.21	70,062	13.193	358.67	567	80.1
Total	893	203,218,709	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 15.820%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	6	1,472,407	0.72	245,401	8.529	357.89	584	76.5
1.500	454	100,881,540	49.64	222,206	9.004	415.64	564	76.6
3.000	433	100,864,762	49.63	232,944	8.904	407.81	586	74.3
Total	893	203,218,709	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 2.241%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	146	29,366,728	14.45	201,142	8.435	362.87	599	76.2
1.500	747	173,851,981	85.55	232,734	9.038	419.52	571	75.3
Total	893	203,218,709	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 1.428%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.001 - 5.000	2	552,592	0.27	276,296	7.827	357.00	642	71.6
5.001 - 6.000	10	2,342,985	1.15	234,298	6.225	425.60	629	77.4
6.001 - 7.000	76	20,776,686	10.22	273,377	6.736	426.16	609	69.6
7.001 - 8.000	170	44,143,114	21.72	259,665	7.577	411.40	597	73.6
8.001 - 9.000	193	44,732,835	22.01	231,776	8.631	410.89	578	75.7
9.001 - 10.000	187	41,021,884	20.19	219,368	9.620	405.63	562	77.0
Greater than 10.000	255	49,648,614	24.43	194,700	10.976	410.13	547	77.9
Total	893	203,218,709	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 8.933%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
January 2008	2	480,983	0.24	240,491	7.803	357.00	516	70.9
February 2008	2	569,059	0.28	284,529	10.776	358.00	599	85.0
March 2008	1	322,485	0.16	322,485	5.625	359.00	673	85.0
September 2008	2	339,420	0.17	169,710	8.041	335.00	577	79.6
January 2009	1	230,547	0.11	230,547	7.950	351.00	659	80.0
March 2009	2	379,402	0.19	189,701	9.570	353.00	630	85.4
April 2009	1	283,741	0.14	283,741	7.620	354.00	688	58.2
May 2009	3	485,552	0.24	161,851	7.988	355.00	607	82.3
July 2009	4	911,883	0.45	227,971	8.332	357.00	601	63.6
August 2009	21	5,056,861	2.49	240,803	7.992	367.49	621	81.0
June 2010	3	439,172	0.22	146,391	8.964	356.00	544	81.8
July 2010	20	4,169,920	2.05	208,496	8.403	385.00	589	74.3
August 2010	126	28,579,839	14.06	226,824	8.719	382.60	593	77.8
September 2010	3	406,367	0.20	135,456	8.394	460.11	537	74.7
April 2012	4	741,090	0.36	185,273	8.824	354.00	624	93.2
May 2012	3	376,157	0.19	125,386	9.758	355.00	624	81.9
June 2012	7	1,091,834	0.54	155,976	9.120	356.00	566	73.7
July 2012	224	43,918,094	21.61	196,063	9.067	415.97	550	75.7
August 2012	274	68,630,998	33.77	250,478	8.848	420.10	578	75.5
September 2012	182	44,308,505	21.80	243,453	9.361	428.29	573	72.7
October 2012	8	1,496,800	0.74	187,100	8.725	380.44	619	76.2
Total	893	203,218,709	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date is February 2012.

Interest Only Periods for the Group 1 Mortgage Loans
in the Mortgage Pool

Interest Only Period(months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,455	288,946,810	97.62	198,589	8.926	399.50	579	74.4
60	18	4,451,919	1.50	247,329	7.391	357.71	660	80.7
120	9	2,601,270	0.88	289,030	8.140	358.17	664	80.8
Total	1,482	295,999,999	100.00

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Mortgage Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	10	3,898,939	0.77	389,894	8.426	357.96	602	81.6
2/28 6-month LIBOR	36	6,578,834	1.31	182,745	8.842	356.02	576	72.8
2/38 6-month LIBOR	3	676,640	0.13	225,547	7.930	478.34	560	70.3
2/28 6-month LIBOR - 60-month Interest Only	106	33,655,938	6.68	317,509	8.181	357.02	614	79.2
2/28 6-month LIBOR - 40/30-Year Balloon	12	3,494,113	0.69	291,176	9.330	357.58	590	83.7
2/28 6-month LIBOR - 50/30-Year Balloon	2	352,609	0.07	176,304	7.137	354.64	659	75.3
3/27 6-month LIBOR	53	15,882,484	3.15	299,670	8.641	357.95	594	74.2
3/37 6-month LIBOR	24	9,644,917	1.91	401,872	8.433	477.89	596	75.5
3/27 6-month LIBOR - 60-month Interest Only	15	5,173,792	1.03	344,919	8.461	357.87	609	81.4
3/27 6-month LIBOR - 40/30-Year Balloon	23	7,192,570	1.43	312,720	8.529	357.82	614	77.4
3/27 6-month LIBOR - 50/30-Year Balloon	2	423,946	0.08	211,973	11.620	355.58	672	87.4
5/25 6-month LIBOR	297	88,119,008	17.48	296,697	9.466	358.06	592	77.7
5/35 6-month LIBOR	248	95,260,321	18.90	384,114	8.821	478.11	595	77.6
5/25 6-month LIBOR - 120-month Interest Only	82	34,415,502	6.83	419,701	8.191	358.53	628	78.7
5/25 6-month LIBOR - 40/30-Year Balloon	37	9,853,099	1.95	266,300	8.525	357.64	587	69.0
10-Year Fixed	8	288,670	0.06	36,084	8.616	88.57	589	34.4
15-Year Fixed	24	2,677,390	0.53	111,558	8.701	170.87	579	66.4
15-Year Fixed - Credit Comeback	3	213,341	0.04	71,114	10.406	176.29	542	62.3
20-Year Fixed	16	1,309,519	0.26	81,845	8.887	221.85	608	66.3
25-Year Fixed	2	184,289	0.04	92,144	10.543	293.50	555	87.9
30-Year Fixed	560	104,135,540	20.66	185,956	8.910	356.14	598	73.9
30-Year Fixed - Credit Comeback	38	7,563,395	1.50	199,037	8.900	357.66	580	71.2
40-Year Fixed	152	38,405,929	7.62	252,671	8.380	477.73	593	75.4
40-Year Fixed - Credit Comeback	12	3,332,946	0.66	277,746	8.713	477.57	577	78.7
30-Year Fixed - 60-month Interest Only	52	16,327,934	3.24	313,999	7.533	357.74	622	70.8
30/15-Year Fixed Balloon	1	341,819	0.07	341,819	12.375	178.00	594	90.0
40/30-Year Fixed Balloon	57	13,699,099	2.72	240,335	8.425	357.64	610	73.1
50/30-Year Fixed Balloon	2	897,399	0.18	448,700	7.246	355.60	661	77.8
Total	1,877	503,999,981	100.00

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Mortgage Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	675	209,040,833	41.48	309,690	8.844	357.84	602	77.5
ARM 480	275	105,581,878	20.95	383,934	8.779	478.09	595	77.4
Fixed 120	8	288,670	0.06	36,084	8.616	88.57	589	34.4
Fixed 180	28	3,232,550	0.64	115,448	9.202	171.98	578	68.6
Fixed 240	16	1,309,519	0.26	81,845	8.887	221.85	608	66.3
Fixed 300	2	184,289	0.04	92,144	10.543	293.50	555	87.9
Fixed 360	709	142,623,367	28.30	201,161	8.695	356.54	601	73.3
Fixed 480	164	41,738,876	8.28	254,505	8.407	477.72	591	75.7
Total	1,877	503,999,981	100.00

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	7	110,583	0.02	15,798	10.783	67.38	587	39.4
25,000.01 - 50,000.00	29	1,192,785	0.24	41,131	11.289	263.50	585	64.4
50,000.01 - 75,000.00	102	6,360,167	1.26	62,355	10.822	333.53	571	68.6
75,000.01 - 100,000.00	125	11,126,176	2.21	89,009	9.724	365.87	578	71.6
100,000.01 - 150,000.00	362	44,840,304	8.90	123,868	9.134	369.23	584	74.4
150,000.01 - 200,000.00	278	48,345,682	9.59	173,905	8.746	380.37	590	73.6
200,000.01 - 250,000.00	170	38,309,080	7.60	225,348	8.636	384.64	592	76.3
250,000.01 - 300,000.00	139	38,734,817	7.69	278,668	8.680	385.94	592	75.5
300,000.01 - 350,000.00	121	39,459,544	7.83	326,112	8.846	386.85	600	80.0
350,000.01 - 400,000.00	91	34,100,611	6.77	374,732	8.867	395.13	593	76.9
400,000.01 - 450,000.00	121	52,009,332	10.32	429,829	8.660	397.70	608	78.0
450,000.01 - 500,000.00	123	59,006,091	11.71	479,724	8.601	403.97	600	79.5
500,000.01 - 550,000.00	71	37,588,485	7.46	529,415	8.810	412.42	604	78.1
550,000.01 - 600,000.00	50	28,904,249	5.73	578,085	8.867	398.62	607	76.1
600,000.01 - 650,000.00	29	18,281,561	3.63	630,399	8.105	398.89	609	72.7
650,000.01 - 700,000.00	20	13,557,088	2.69	677,854	8.620	400.22	619	77.0
700,000.01 - 750,000.00	11	8,081,687	1.60	734,699	7.853	402.09	654	70.5
750,000.01 - 800,000.00	9	6,976,718	1.38	775,191	8.488	397.57	604	72.9
800,000.01 - 850,000.00	7	5,829,734	1.16	832,819	8.459	391.77	625	72.3
850,000.01 - 900,000.00	5	4,448,119	0.88	889,624	7.659	454.52	632	69.4
Greater than 900,000.00	7	6,737,169	1.34	962,453	7.937	374.57	647	62.6
Total	1,877	503,999,981	100.00

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Mortgage Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	29	3,551,996	0.70	122,483	9.759	357.07	596	81.7
Alaska	1	110,116	0.02	110,116	8.500	358.00	560	90.0
Arizona	66	16,484,158	3.27	249,760	8.436	398.08	602	75.0
Arkansas	3	429,499	0.09	143,166	9.673	357.25	594	87.3
California	444	166,945,975	33.12	376,004	8.121	406.01	609	74.1
Colorado	22	6,802,843	1.35	309,220	9.304	380.91	590	78.9
Connecticut	23	7,002,709	1.39	304,466	8.737	417.01	577	72.2
Delaware	8	1,842,519	0.37	230,315	9.981	395.02	582	80.6
District of Columbia	7	2,089,075	0.41	298,439	9.554	400.23	580	74.0
Florida	262	62,736,380	12.45	239,452	8.859	385.36	594	75.5
Georgia	78	14,154,532	2.81	181,468	9.705	369.87	596	83.9
Hawaii	11	4,590,738	0.91	417,340	8.698	368.05	597	69.7
Idaho	12	2,747,493	0.55	228,958	9.530	369.83	619	83.2
Illinois	38	10,897,033	2.16	286,764	9.455	388.32	604	77.4
Indiana	10	1,050,749	0.21	105,075	10.203	342.75	608	77.5
Iowa	3	376,629	0.07	125,543	11.266	356.86	582	88.2
Kansas	5	1,063,047	0.21	212,609	11.077	360.96	573	84.8
Kentucky	20	2,346,512	0.47	117,326	9.654	363.74	587	82.3
Louisiana	21	2,868,792	0.57	136,609	11.041	376.34	576	86.3
Maine	10	1,762,918	0.35	176,292	8.429	399.28	581	70.2
Maryland	42	13,440,350	2.67	320,008	8.453	377.51	590	76.8
Massachusetts	16	5,958,484	1.18	372,405	9.115	366.89	591	69.0
Michigan	19	1,595,788	0.32	83,989	11.084	367.01	587	82.4
Minnesota	17	4,629,786	0.92	272,340	9.467	384.99	586	67.6
Mississippi	15	1,681,621	0.33	112,108	9.496	364.24	594	79.2
Missouri	24	3,432,266	0.68	143,011	9.528	355.30	595	83.5
Montana	8	1,746,889	0.35	218,361	8.567	357.56	599	66.5
Nebraska	1	83,097	0.02	83,097	10.375	357.00	597	80.0
Nevada	29	6,942,440	1.38	239,394	9.080	374.74	616	78.3
New Jersey	70	22,292,825	4.42	318,469	8.816	391.72	592	76.4
New Mexico	11	1,643,253	0.33	149,387	9.287	371.77	603	69.8
New York	74	31,372,576	6.22	423,954	8.889	398.91	598	77.7
North Carolina	24	4,557,312	0.90	189,888	9.468	365.68	582	78.1
Ohio	12	1,472,164	0.29	122,680	10.665	363.48	587	82.7
Oklahoma	10	899,697	0.18	89,970	10.288	337.13	563	77.5
Oregon	28	7,133,901	1.42	254,782	8.952	397.28	601	80.3
Pennsylvania	64	10,377,509	2.06	162,149	9.392	370.18	585	76.5
Rhode Island	8	2,845,195	0.56	355,649	8.852	381.72	581	65.9
South Carolina	17	2,635,925	0.52	155,054	10.509	367.53	583	78.1
South Dakota	2	112,670	0.02	56,335	11.694	322.25	542	80.0
Tennessee	39	5,871,055	1.16	150,540	9.839	365.57	594	81.1
Texas	100	16,187,220	3.21	161,872	9.546	361.92	609	83.0
Utah	28	7,387,404	1.47	263,836	9.147	373.28	586	79.6
Vermont	2	541,564	0.11	270,782	8.290	451.46	553	79.8
Virginia	45	12,667,256	2.51	281,495	8.858	390.22	595	77.2
Washington	76	20,767,987	4.12	273,263	8.481	398.01	597	74.7
West Virginia	8	1,718,243	0.34	214,780	9.691	358.30	600	87.8
Wisconsin	12	3,370,033	0.67	280,836	8.770	384.76	599	65.7
Wyoming	3	781,760	0.16	260,587	8.625	358.45	608	73.2
Total	1,877	503,999,981	100.00

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	142	23,858,843	4.73	168,020	7.982	374.65	588	41.4
50.01 - 55.00	60	14,735,490	2.92	245,592	7.740	379.28	599	52.7
55.01 - 60.00	87	22,228,279	4.41	255,497	8.053	380.79	592	58.0
60.01 - 65.00	136	37,662,921	7.47	276,933	8.142	394.96	593	63.1
65.01 - 70.00	186	54,324,573	10.78	292,068	8.356	390.17	601	69.0
70.01 - 75.00	241	71,859,322	14.26	298,171	8.545	393.00	597	73.9
75.01 - 80.00	323	91,051,798	18.07	281,894	8.619	386.66	602	79.2
80.01 - 85.00	288	76,334,424	15.15	265,050	9.163	399.80	592	84.5
85.01 - 90.00	308	84,383,210	16.74	273,971	9.450	394.47	604	89.5
90.01 - 95.00	91	24,149,275	4.79	265,377	9.855	388.75	621	94.6
95.01 - 100.00	15	3,411,845	0.68	227,456	10.205	379.93	663	99.8
Total	1,877	503,999,981	100.00

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	138	23,078,378	4.58	167,235	7.995	374.38	588	41.5
50.01 - 55.00	61	14,898,395	2.96	244,236	7.743	380.36	599	52.6
55.01 - 60.00	89	22,597,339	4.48	253,903	8.053	380.40	592	57.6
60.01 - 65.00	136	37,662,921	7.47	276,933	8.142	394.96	593	63.1
65.01 - 70.00	183	53,237,479	10.56	290,915	8.370	390.23	601	69.1
70.01 - 75.00	240	71,484,624	14.18	297,853	8.547	392.55	597	73.9
75.01 - 80.00	312	89,374,572	17.73	286,457	8.627	387.73	600	79.1
80.01 - 85.00	288	76,334,424	15.15	265,050	9.163	399.80	592	84.5
85.01 - 90.00	310	84,898,760	16.84	273,867	9.433	394.25	604	89.3
90.01 - 95.00	93	24,891,729	4.94	267,653	9.796	389.63	623	94.1
95.01 - 100.00	27	5,541,360	1.10	205,236	9.440	368.63	661	92.2
Total	1,877	503,999,981	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	1	523,500	0.10	523,500	5.375	358.00	662	72.4
5.501 - 6.000	8	3,195,840	0.63	399,480	5.891	404.40	610	62.3
6.001 - 6.500	39	15,867,349	3.15	406,855	6.370	401.75	633	66.5
6.501 - 7.000	120	42,549,751	8.44	354,581	6.839	388.42	626	71.4
7.001 - 7.500	184	58,882,413	11.68	320,013	7.330	391.50	616	71.9
7.501 - 8.000	255	75,198,743	14.92	294,897	7.810	392.85	608	71.4
8.001 - 8.500	207	55,319,650	10.98	267,245	8.325	396.93	595	75.5
8.501 - 9.000	249	66,478,592	13.19	266,982	8.804	388.97	596	76.8
9.001 - 9.500	193	47,591,455	9.44	246,588	9.304	386.53	596	79.2
9.501 - 10.000	178	41,740,432	8.28	234,497	9.782	395.91	579	79.4
10.001 - 10.500	107	24,699,933	4.90	230,840	10.314	387.95	588	84.1
10.501 - 11.000	102	24,198,127	4.80	237,237	10.765	389.27	583	82.1
11.001 - 11.500	77	17,717,737	3.52	230,100	11.303	384.24	574	81.4
11.501 - 12.000	73	14,478,989	2.87	198,342	11.809	385.52	566	82.2
12.001 - 12.500	45	8,495,982	1.69	188,800	12.271	365.34	581	84.3
12.501 - 13.000	19	4,674,371	0.93	246,020	12.797	400.86	593	87.6
13.001 - 13.500	9	1,256,950	0.25	139,661	13.228	383.47	589	89.0
13.501 - 14.000	5	768,617	0.15	153,723	13.708	390.11	567	88.1
Greater than 14.000	6	361,549	0.07	60,258	14.777	370.43	565	83.5
Total	1,877	503,999,981	100.00

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Mortgage Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,496	396,281,046	78.63	264,894	8.710	391.43	598	75.7
Planned Unit Development	235	72,552,355	14.40	308,733	8.812	385.96	604	79.4
Low-Rise Condominium	71	14,524,306	2.88	204,568	9.256	384.85	599	76.8
Two Family Home	25	7,086,932	1.41	283,477	8.917	403.69	622	72.0
High-Rise Condominium	13	6,220,691	1.23	478,515	9.425	405.99	620	71.0
Three Family Home	12	3,443,354	0.68	286,946	8.458	417.88	612	69.2
Manufactured Housing(1)	21	2,508,538	0.50	119,454	9.016	375.83	621	67.0
Four Family Home	4	1,382,759	0.27	345,690	9.897	377.88	597	69.9
Total	1,877	503,999,981	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Mortgage Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,397	387,824,089	76.95	277,612	8.561	393.58	596	74.1
Purchase	289	82,365,160	16.34	285,001	9.808	382.97	615	84.0
Refinance - Rate/Term	191	33,810,732	6.71	177,020	8.421	379.07	595	78.7
Total	1,877	503,999,981	100.00

Occupancy Types for the Group 2 Mortgage Loans
in the Mortgage Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	1,790	489,156,856	97.05	273,272	8.732	391.33	599	76.2
Investment Property	77	12,089,247	2.40	157,003	9.352	375.98	606	69.8
Second Home	10	2,753,878	0.55	275,388	10.213	375.45	614	75.9
Total	1,877	503,999,981	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	14	502,593	0.10	35,899	9.620	92.21	576	47.4
121 - 180	29	3,302,688	0.66	113,886	9.209	175.56	583	69.4
181 - 300	39	2,834,479	0.56	72,679	9.744	259.98	594	66.0
301 - 360	1,356	350,039,468	69.45	258,141	8.776	357.73	602	75.9
Greater than 360	439	147,320,753	29.23	335,583	8.674	477.99	594	76.9
Total	1,877	503,999,981	100.00

Loan Documentation Types for the Group 2 Mortgage Loans
in the Mortgage Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,437	359,785,152	71.39	250,372	8.643	392.06	596	77.7
Stated Income	439	144,012,867	28.57	328,048	9.038	387.95	608	71.9
Stated Income/Stated Asset	1	201,962	0.04	201,962	6.875	354.00	692	70.0
Total	1,877	503,999,981	100.00

Credit Bureau Risk Scores for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	1	714,396	0.14	714,396	6.850	359.00	806	68.8
781 - 800	1	422,787	0.08	422,787	9.380	359.00	784	90.0
761 - 780	2	643,759	0.13	321,880	7.076	356.71	766	77.0
741 - 760	4	1,050,592	0.21	262,648	7.015	423.37	750	52.6
721 - 740	5	1,797,050	0.36	359,410	7.806	384.47	735	76.9
701 - 720	14	4,937,298	0.98	352,664	7.488	407.91	713	72.0
681 - 700	34	11,756,502	2.33	345,779	8.582	382.45	688	81.2
661 - 680	84	28,700,562	5.69	341,673	7.896	381.04	670	77.8
641 - 660	132	39,568,852	7.85	299,764	8.663	392.83	650	79.7
621 - 640	195	62,168,567	12.34	318,813	8.218	389.64	630	75.5
601 - 620	317	91,981,027	18.25	290,161	8.556	382.22	611	77.3
581 - 600	307	85,143,457	16.89	277,340	8.605	389.68	590	76.4
561 - 580	268	66,831,573	13.26	249,372	8.857	400.22	571	74.2
541 - 560	274	59,391,554	11.78	216,757	9.398	397.54	550	75.5
521 - 540	168	33,409,597	6.63	198,867	10.072	394.94	530	74.6
501 - 520	67	14,746,060	2.93	220,090	9.945	393.03	512	68.5
500 or Less	4	736,348	0.15	184,087	9.043	445.22	500	59.1
Total	1,877	503,999,981	100.00

Credit Grade Categories for the Group 2 Mortgage Loans
in the Mortgage Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1,238	353,952,010	70.23	285,906	8.685	387.48	607	77.8
A-	201	59,003,912	11.71	293,552	8.730	392.76	590	74.4
B	256	53,543,985	10.62	209,156	8.931	401.43	578	73.4
C	144	31,079,543	6.17	215,830	9.188	404.42	577	66.6
C-	21	4,226,632	0.84	201,268	9.160	402.59	573	58.7
D	17	2,193,898	0.44	129,053	9.515	415.01	558	60.5
Total	1,877	503,999,981	100.00

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Mortgage Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	427	117,364,536	23.29	274,858	9.215	382.61	593	76.6
6	1	53,298	0.01	53,298	11.950	277.00	593	90.0
12	142	57,625,404	11.43	405,813	9.315	397.56	599	75.7
24	424	117,601,870	23.33	277,363	8.447	395.09	595	76.7
30	1	199,608	0.04	199,608	9.990	354.00	551	85.2
36	506	141,125,269	28.00	278,904	8.621	391.49	612	75.9
42	1	65,213	0.01	65,213	8.990	278.00	638	50.0
60	375	69,964,784	13.88	186,573	8.305	391.17	592	74.5
Total	1,877	503,999,981	100.00

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	4	12	4,027,910	1.28	335,659	8.523	355.26	602	81.3
13 - 18	17	9	1,992,183	0.63	221,354	8.364	353.33	633	83.6
19 - 24	21	148	42,636,980	13.55	288,088	8.346	359.24	605	78.2
25 - 31	31	5	983,127	0.31	196,625	10.567	354.84	635	92.6
32 - 37	34	112	37,334,581	11.87	333,344	8.523	388.95	600	75.8
38 or Greater	58	664	227,647,930	72.36	342,843	8.962	408.35	598	77.4
Total		950	314,622,711	100.00

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	1	316,800	0.10	316,800	6.500	357.00	610	76.3
3.001 - 4.000	4	1,121,291	0.36	280,323	6.925	358.00	648	78.3
4.001 - 5.000	23	6,963,566	2.21	302,764	7.990	370.56	629	76.2
5.001 - 6.000	136	40,804,185	12.97	300,031	8.053	383.30	601	70.8
6.001 - 7.000	609	221,906,412	70.53	364,378	8.925	401.26	602	78.9
7.001 - 8.000	140	34,625,945	11.01	247,328	9.190	405.17	580	77.0
8.001 - 9.000	32	8,033,885	2.55	251,059	9.132	394.63	579	75.6
9.001 - 10.000	4	800,665	0.25	200,166	11.231	357.60	631	86.0
10.001 - 11.000	1	49,961	0.02	49,961	12.500	357.00	534	80.0
Total	950	314,622,711	100.00
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 6.562%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
12.001 - 12.500	2	835,385	0.27	417,692	6.915	358.00	644	75.2
12.501 - 13.000	15	5,251,783	1.67	350,119	6.273	385.77	627	69.2
13.001 - 13.500	41	15,583,857	4.95	380,094	6.625	394.28	630	68.0
13.501 - 14.000	77	28,063,464	8.92	364,461	7.096	393.62	609	71.6
14.001 - 14.500	99	34,680,193	11.02	350,305	7.555	394.31	608	74.6
14.501 - 15.000	117	40,732,570	12.95	348,142	7.990	400.97	611	74.6
15.001 - 15.500	106	35,119,715	11.16	331,318	8.461	407.02	599	75.9
15.501 - 16.000	115	36,941,972	11.74	321,235	8.932	401.36	592	78.3
16.001 - 16.500	106	31,451,419	10.00	296,712	9.365	391.48	598	81.5
16.501 - 17.000	79	25,791,306	8.20	326,472	9.860	402.80	578	80.1
17.001 - 17.500	52	17,053,482	5.42	327,952	10.329	398.61	594	84.7
17.501 - 18.000	55	16,813,821	5.34	305,706	10.801	396.41	590	83.6
18.001 - 18.500	36	10,698,129	3.40	297,170	11.368	395.21	577	82.0
18.501 - 19.000	25	7,165,278	2.28	286,611	11.819	395.87	580	84.5
19.001 - 19.500	12	4,120,627	1.31	343,386	12.271	381.20	593	86.4
Greater than 19.500	13	4,319,712	1.37	332,286	13.091	425.36	584	88.6
Total	950	314,622,711	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 15.674%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	11	4,108,795	1.31	373,527	8.745	357.73	591	79.3
1.500	343	111,831,770	35.54	326,040	8.681	405.74	592	77.8
3.000	594	198,193,790	62.99	333,660	8.906	394.88	605	77.3
6.000	1	372,546	0.12	372,546	8.500	358.00	553	64.9
7.000	1	115,809	0.04	115,809	6.990	358.00	606	50.9
Total	950	314,622,711	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 2.446%.

Subsequent Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	289	75,805,011	24.09	262,301	8.631	382.10	594	74.3
1.500	659	238,295,900	75.74	361,602	8.883	403.23	602	78.5
2.000	2	521,799	0.17	260,899	8.992	438.67	534	76.8
Total	950	314,622,711	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 1.380%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.001 - 5.000	4	1,206,403	0.38	301,601	6.989	355.50	656	80.0
5.001 - 6.000	10	3,794,313	1.21	379,431	5.866	397.06	617	63.6
6.001 - 7.000	84	33,881,661	10.77	403,353	6.701	401.32	622	71.7
7.001 - 8.000	203	72,258,742	22.97	355,954	7.650	397.35	612	73.1
8.001 - 9.000	231	76,031,970	24.17	329,143	8.558	400.60	598	77.3
9.001 - 10.000	207	63,782,118	20.27	308,126	9.516	397.32	590	79.9
Greater than 10.000	211	63,667,503	20.24	301,742	11.114	396.39	585	84.1
Total	950	314,622,711	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 8.800%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
November 2007	2	128,971	0.04	64,486	11.459	273.44	618	73.4
January 2008	4	1,590,430	0.51	397,608	8.436	357.00	563	80.1
February 2008	3	867,983	0.28	289,328	6.907	358.00	590	75.3
March 2008	3	1,440,526	0.46	480,175	9.331	359.00	652	87.1
January 2009	2	443,000	0.14	221,500	8.788	351.00	617	81.3
April 2009	7	1,549,183	0.49	221,312	8.243	354.00	638	84.2
May 2009	9	2,155,212	0.69	239,468	9.481	355.00	630	83.8
June 2009	6	1,276,486	0.41	212,748	8.706	356.00	607	80.5
July 2009	66	19,401,444	6.17	293,961	8.168	357.00	608	77.9
August 2009	65	19,518,923	6.20	300,291	8.366	360.76	600	78.0
September 2009	2	284,915	0.09	142,457	8.900	455.01	520	68.9
April 2010	1	155,179	0.05	155,179	8.990	354.00	647	90.0
May 2010	4	827,948	0.26	206,987	10.863	355.00	633	93.1
June 2010	2	452,674	0.14	226,337	9.156	407.64	600	83.5
July 2010	19	4,880,579	1.55	256,873	8.315	385.95	588	78.0
August 2010	84	28,490,401	9.06	339,171	8.525	390.76	602	75.8
September 2010	7	3,510,927	1.12	501,561	8.722	376.08	599	71.9
April 2011	1	95,018	0.03	95,018	9.120	342.00	613	80.0
March 2012	3	321,828	0.10	107,276	9.764	353.00	590	87.9
April 2012	7	1,029,705	0.33	147,101	9.447	354.00	616	93.7
May 2012	9	1,388,670	0.44	154,297	9.318	409.98	599	79.7
June 2012	11	1,935,637	0.62	175,967	9.312	369.93	595	82.5
July 2012	162	44,133,454	14.03	272,429	8.780	417.53	579	76.3
August 2012	254	90,730,610	28.84	357,207	8.633	407.73	591	76.1
September 2012	216	87,113,009	27.69	403,301	9.376	406.59	615	79.0
October 2012	1	900,000	0.29	900,000	8.875	360.00	630	75.0
Total	950	314,622,711	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date is November 2011.

Interest Only Periods for the Group 2 Mortgage Loans
in the Mortgage Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,622	414,426,816	82.23	255,504	8.900	398.02	595	75.7
60	173	55,157,663	10.94	318,830	8.016	357.32	616	76.9
120	82	34,415,502	6.83	419,701	8.191	358.53	628	78.7
Total	1,877	503,999,981	100.00

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Mortgage Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	15	5,271,465	0.66	351,431	8.452	357.94	598	81.2
2/28 6-month LIBOR	51	9,267,696	1.16	181,720	8.843	356.08	581	73.5
2/38 6-month LIBOR	4	1,076,429	0.13	269,107	8.067	478.21	585	73.8
2/28 6-month LIBOR - 60-month Interest Only	116	36,577,997	4.57	315,328	8.113	357.06	618	79.3
2/28 6-month LIBOR - 40/30-Year Balloon	18	4,831,389	0.60	268,411	9.024	357.53	594	82.2
2/28 6-month LIBOR - 50/30-Year Balloon	2	352,609	0.04	176,304	7.137	354.64	659	75.3
3/27 6-month LIBOR	134	31,380,061	3.92	234,180	8.897	357.63	587	76.4
3/37 6-month LIBOR	50	16,819,551	2.10	336,391	8.480	477.90	591	76.5
3/27 6-month LIBOR - 60-month Interest Only	17	5,589,792	0.70	328,811	8.413	357.88	612	80.9
3/27 6-month LIBOR - 40/30-Year Balloon	65	17,245,800	2.16	265,320	8.283	357.86	610	76.3
3/27 6-month LIBOR - 50/30-Year Balloon	5	1,217,221	0.15	243,444	9.223	357.16	642	78.6
5/25 6-month LIBOR	667	161,482,070	20.19	242,102	9.417	357.99	582	76.7
5/35 6-month LIBOR	563	178,199,160	22.27	316,517	8.822	478.08	582	76.1
5/25 6-month LIBOR - 120-month Interest Only	90	36,782,478	4.60	408,694	8.197	358.51	630	78.8
5/25 6-month LIBOR - 40/30-Year Balloon	46	11,747,701	1.47	255,385	8.467	357.59	580	67.8
10-Year Fixed	8	288,670	0.04	36,084	8.616	88.57	589	34.4
15-Year Fixed	45	4,660,943	0.58	103,577	8.797	173.84	582	63.8
15-Year Fixed - Credit Comeback	3	213,341	0.03	71,114	10.406	176.29	542	62.3
20-Year Fixed	27	2,969,424	0.37	109,979	8.416	230.87	619	72.6
25-Year Fixed	8	957,999	0.12	119,750	9.608	297.36	586	79.3
30-Year Fixed	967	165,667,053	20.71	171,321	8.889	356.59	597	73.7
30-Year Fixed - Credit Comeback	59	10,360,467	1.30	175,601	9.001	357.50	578	69.6
40-Year Fixed	226	52,698,921	6.59	233,181	8.486	477.83	590	75.5
40-Year Fixed - Credit Comeback	19	4,625,973	0.58	243,472	8.806	477.93	581	76.2
30-Year Fixed - 120-month Interest Only	1	234,294	0.03	234,294	6.750	357.00	778	80.0
30-Year Fixed - 60-month Interest Only	58	17,441,793	2.18	300,721	7.524	357.77	625	71.5
30/15-Year Fixed Balloon	3	738,692	0.09	246,231	10.841	177.32	574	63.3
40/30-Year Fixed Balloon	88	20,046,734	2.51	227,804	8.332	357.53	608	70.8
50/30-Year Fixed Balloon	4	1,254,255	0.16	313,564	7.518	356.17	642	73.2
Total	3,359	799,999,980	100.00

Original Terms to Stated Maturity for the Mortgage Loans
in the Mortgage Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,226	321,746,280	40.22	262,436	8.924	357.82	595	77.0
ARM 480	617	196,095,140	24.51	317,820	8.789	478.07	583	76.1
Fixed 120	8	288,670	0.04	36,084	8.616	88.57	589	34.4
Fixed 180	51	5,612,977	0.70	110,058	9.127	174.39	579	63.7
Fixed 240	27	2,969,424	0.37	109,979	8.416	230.87	619	72.6
Fixed 300	8	957,999	0.12	119,750	9.608	297.36	586	79.3
Fixed 360	1,177	215,004,596	26.88	182,672	8.721	356.82	600	73.1
Fixed 480	245	57,324,895	7.17	233,979	8.511	477.84	589	75.5
Total	3,359	799,999,980	100.00

Mortgage Loan Principal Balances for the Mortgage Loans
in the Mortgage Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	8	135,558	0.02	16,945	10.892	120.74	573	38.5
25,000.01 - 50,000.00	36	1,519,879	0.19	42,219	11.333	277.66	583	63.3
50,000.01 - 75,000.00	190	11,927,404	1.49	62,776	10.670	338.04	569	68.5
75,000.01 - 100,000.00	284	25,342,010	3.17	89,232	9.695	366.96	575	71.6
100,000.01 - 150,000.00	709	88,019,426	11.00	124,146	9.175	372.74	581	74.6
150,000.01 - 200,000.00	524	91,253,174	11.41	174,147	8.787	383.36	586	73.6
200,000.01 - 250,000.00	328	73,667,976	9.21	224,597	8.567	387.17	593	76.7
250,000.01 - 300,000.00	320	89,017,142	11.13	278,179	8.810	395.68	586	75.0
300,000.01 - 350,000.00	282	91,577,740	11.45	324,744	8.779	404.29	588	77.1
350,000.01 - 400,000.00	194	72,879,139	9.11	375,666	8.779	408.27	586	75.6
400,000.01 - 450,000.00	147	62,651,594	7.83	426,201	8.642	404.33	605	78.0
450,000.01 - 500,000.00	127	60,985,173	7.62	480,198	8.654	405.44	599	79.1
500,000.01 - 550,000.00	71	37,588,485	4.70	529,415	8.810	412.42	604	78.1
550,000.01 - 600,000.00	50	28,904,249	3.61	578,085	8.867	398.62	607	76.1
600,000.01 - 650,000.00	30	18,900,517	2.36	630,017	8.065	397.55	613	72.7
650,000.01 - 700,000.00	20	13,557,088	1.69	677,854	8.620	400.22	619	77.0
700,000.01 - 750,000.00	11	8,081,687	1.01	734,699	7.853	402.09	654	70.5
750,000.01 - 800,000.00	9	6,976,718	0.87	775,191	8.488	397.57	604	72.9
800,000.01 - 850,000.00	7	5,829,734	0.73	832,819	8.459	391.77	625	72.3
850,000.01 - 900,000.00	5	4,448,119	0.56	889,624	7.659	454.52	632	69.4
Greater than 900,000.00	7	6,737,169	0.84	962,453	7.937	374.57	647	62.6
Total	3,359	799,999,980	100.00

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Mortgage Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	52	6,271,967	0.78	120,615	9.646	354.99	590	82.5
Alaska	7	1,418,335	0.18	202,619	9.474	421.86	572	79.0
Arizona	109	25,344,898	3.17	232,522	8.662	405.80	592	75.3
Arkansas	8	1,027,764	0.13	128,470	10.440	357.37	587	85.0
California	668	231,376,151	28.92	346,371	8.170	409.51	601	72.8
Colorado	38	10,198,385	1.27	268,379	9.229	377.87	596	79.3
Connecticut	55	14,054,368	1.76	255,534	8.592	401.01	590	71.7
Delaware	13	2,681,575	0.34	206,275	9.593	397.91	582	78.3
District of Columbia	14	3,839,856	0.48	274,275	9.188	396.65	574	72.8
Florida	448	97,006,721	12.13	216,533	8.767	391.22	589	74.8
Georgia	130	22,323,388	2.79	171,718	9.586	369.36	593	83.1
Hawaii	19	7,550,987	0.94	397,420	8.912	394.15	594	69.9
Idaho	19	4,061,217	0.51	213,748	9.288	387.89	607	84.1
Illinois	92	21,685,773	2.71	235,715	9.379	391.37	589	77.5
Indiana	19	2,124,866	0.27	111,835	9.638	357.71	594	79.4
Iowa	7	745,156	0.09	106,451	10.960	349.70	577	86.7
Kansas	14	2,389,470	0.30	170,676	10.686	347.60	579	83.7
Kentucky	28	3,075,443	0.38	109,837	9.689	356.31	579	81.5
Louisiana	39	4,889,659	0.61	125,376	10.531	372.26	578	84.3
Maine	14	2,424,576	0.30	173,184	8.483	388.05	578	67.8
Maryland	108	27,491,351	3.44	254,550	8.798	384.63	582	75.7
Massachusetts	41	12,519,096	1.56	305,344	8.870	390.94	585	72.2
Michigan	34	3,507,276	0.44	103,155	10.539	370.37	572	76.2
Minnesota	35	7,946,112	0.99	227,032	9.033	389.22	592	72.8
Mississippi	34	3,320,318	0.42	97,656	9.805	358.56	576	79.3
Missouri	44	6,437,049	0.80	146,297	9.942	371.18	590	82.5
Montana	14	2,758,529	0.34	197,038	8.937	357.82	587	68.7
Nebraska	1	83,097	0.01	83,097	10.375	357.00	597	80.0
Nevada	48	11,513,774	1.44	239,870	8.582	399.69	614	79.6
New Hampshire	9	1,660,913	0.21	184,546	8.757	373.58	586	72.8
New Jersey	126	34,917,859	4.36	277,126	8.914	392.96	591	74.5
New Mexico	20	2,711,100	0.34	135,555	9.535	374.61	599	72.7
New York	136	48,612,322	6.08	357,444	8.972	400.58	591	75.3
North Carolina	61	10,134,397	1.27	166,138	9.519	372.50	576	80.0
North Dakota	1	135,107	0.02	135,107	7.650	177.00	592	68.9
Ohio	23	2,771,643	0.35	120,506	10.294	365.93	588	83.6
Oklahoma	18	1,686,306	0.21	93,684	10.250	359.21	572	79.1
Oregon	59	13,404,551	1.68	227,196	9.080	410.55	596	79.1
Pennsylvania	127	19,571,907	2.45	154,110	9.342	375.96	585	76.7
Rhode Island	12	3,643,958	0.46	303,663	8.898	376.35	580	67.8
South Carolina	30	4,256,319	0.53	141,877	10.119	365.82	580	78.2
South Dakota	2	112,670	0.01	56,335	11.694	322.25	542	80.0
Tennessee	53	8,129,898	1.02	153,394	9.581	365.34	595	80.1
Texas	200	28,323,204	3.54	141,616	9.581	361.13	596	80.3
Utah	56	13,490,619	1.69	240,904	9.268	383.90	576	80.5
Vermont	6	1,205,245	0.15	200,874	8.421	411.59	576	66.6
Virginia	95	22,627,344	2.83	238,183	8.796	389.61	588	77.2
Washington	125	33,448,994	4.18	267,592	8.524	404.88	588	75.9
West Virginia	18	2,771,821	0.35	153,990	9.532	358.03	593	83.3
Wisconsin	23	4,855,648	0.61	211,115	9.042	376.56	596	70.6
Wyoming	7	1,460,999	0.18	208,714	8.558	356.22	615	76.7
Total	3,359	799,999,980	100.00

Loan-to-Value Ratios for the Mortgage Loans
in the Mortgage Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	244	39,305,059	4.91	161,086	8.081	372.79	589	41.0
50.01 - 55.00	100	22,262,986	2.78	222,630	7.887	383.49	591	52.8
55.01 - 60.00	167	37,492,273	4.69	224,505	8.151	383.68	591	58.0
60.01 - 65.00	258	64,556,217	8.07	250,218	8.296	399.65	585	63.2
65.01 - 70.00	356	89,714,124	11.21	252,006	8.519	397.36	589	68.9
70.01 - 75.00	444	116,748,751	14.59	262,948	8.656	398.61	591	74.0
75.01 - 80.00	627	150,324,854	18.79	239,753	8.845	391.53	592	79.3
80.01 - 85.00	510	120,091,478	15.01	235,473	9.229	398.96	586	84.5
85.01 - 90.00	496	122,083,567	15.26	246,136	9.318	394.71	601	89.4
90.01 - 95.00	131	32,186,429	4.02	245,698	9.592	387.38	620	94.6
95.01 - 100.00	26	5,234,241	0.65	201,317	9.951	376.47	666	99.7
Total	3,359	799,999,980	100.00

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Mortgage Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	240	38,524,593	4.82	160,519	8.091	372.60	589	41.1
50.01 - 55.00	98	22,147,343	2.77	225,993	7.866	383.82	591	52.7
55.01 - 60.00	169	37,818,677	4.73	223,779	8.142	383.45	591	57.8
60.01 - 65.00	257	64,467,863	8.06	250,848	8.298	399.71	585	63.2
65.01 - 70.00	353	88,627,031	11.08	251,068	8.529	397.48	589	68.9
70.01 - 75.00	442	115,860,951	14.48	262,129	8.664	398.53	591	73.9
75.01 - 80.00	609	147,265,719	18.41	241,816	8.864	392.72	589	79.2
80.01 - 85.00	511	120,256,398	15.03	235,335	9.226	398.91	586	84.5
85.01 - 90.00	501	123,176,907	15.40	245,862	9.305	394.39	601	89.2
90.01 - 95.00	136	33,509,234	4.19	246,391	9.520	387.42	621	93.9
95.01 - 100.00	43	8,345,264	1.04	194,076	9.244	367.14	667	92.3
Total	3,359	799,999,980	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	3	1,090,823	0.14	363,608	5.375	420.41	625	69.1
5.501 - 6.000	14	4,764,275	0.60	340,305	5.875	416.16	619	70.9
6.001 - 6.500	64	23,061,965	2.88	360,343	6.378	407.38	630	67.6
6.501 - 7.000	211	64,654,830	8.08	306,421	6.847	393.67	625	70.2
7.001 - 7.500	318	91,507,029	11.44	287,758	7.341	397.49	614	71.4
7.501 - 8.000	409	108,648,371	13.58	265,644	7.809	390.96	604	71.7
8.001 - 8.500	356	85,246,812	10.66	239,457	8.326	396.65	594	74.8
8.501 - 9.000	472	110,559,215	13.82	234,236	8.807	392.70	590	76.6
9.001 - 9.500	320	69,964,339	8.75	218,639	9.306	385.34	589	78.1
9.501 - 10.000	367	77,903,045	9.74	212,270	9.791	395.73	571	78.1
10.001 - 10.500	226	44,854,362	5.61	198,471	10.309	394.53	575	81.7
10.501 - 11.000	216	47,249,217	5.91	218,746	10.775	399.87	566	79.6
11.001 - 11.500	146	28,911,729	3.61	198,026	11.299	385.05	559	79.6
11.501 - 12.000	130	21,689,505	2.71	166,842	11.807	389.21	561	81.1
12.001 - 12.500	62	12,412,602	1.55	200,203	12.280	378.20	569	83.1
12.501 - 13.000	22	4,904,533	0.61	222,933	12.797	398.87	591	87.3
13.001 - 13.500	9	1,256,950	0.16	139,661	13.228	383.47	589	89.0
13.501 - 14.000	8	958,829	0.12	119,854	13.702	383.94	571	86.3
Greater than 14.000	6	361,549	0.05	60,258	14.777	370.43	565	83.5
Total	3,359	799,999,980	100.00

Types of Mortgaged Properties for the Mortgage Loans
in the Mortgage Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	2,723	636,096,081	79.51	233,601	8.777	393.70	591	75.2
Planned Unit Development	388	106,372,050	13.30	274,155	8.833	390.16	597	79.4
Low-Rise Condominium	128	25,638,744	3.20	200,303	9.034	400.15	595	75.2
Two Family Home	53	13,796,521	1.72	260,312	9.321	396.88	597	69.9
Three Family Home	23	6,993,879	0.87	304,082	8.429	415.81	619	69.0
High-Rise Condominium	16	6,684,384	0.84	417,774	9.421	405.68	617	69.2
Manufactured Housing(1)	21	2,508,538	0.31	119,454	9.016	375.83	621	67.0
Four Family Home	6	1,784,670	0.22	297,445	9.500	383.67	599	70.6
Townhouse	1	125,112	0.02	125,112	8.990	358.00	543	75.0
Total	3,359	799,999,980	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Mortgage Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	2,703	655,323,040	81.92	242,443	8.702	396.13	589	74.1
Purchase	334	88,891,327	11.11	266,142	9.784	382.24	617	84.0
Refinance - Rate/Term	322	55,785,614	6.97	173,247	8.487	383.34	596	78.9
Total	3,359	799,999,980	100.00

Occupancy Types for the Mortgage Loans
in the Mortgage Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	3,212	775,066,427	96.88	241,303	8.787	394.03	592	75.6
Investment Property	127	20,223,955	2.53	159,244	9.306	381.26	612	70.9
Second Home	20	4,709,598	0.59	235,480	9.969	391.85	600	72.8
Total	3,359	799,999,980	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Mortgage Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	14	502,593	0.06	35,899	9.620	92.21	576	47.4
121 - 180	52	5,683,115	0.71	109,291	9.132	176.44	582	64.2
181 - 300	57	5,351,514	0.67	93,886	9.128	259.23	606	71.1
301 - 360	2,374	535,042,724	66.88	225,376	8.838	357.69	597	75.5
Greater than 360	862	253,420,034	31.68	293,991	8.726	478.02	584	76.0
Total	3,359	799,999,980	100.00

Loan Documentation Types for the Mortgage Loans
in the Mortgage Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	2,607	577,710,758	72.21	221,600	8.708	393.97	589	77.2
Stated Income	750	221,843,711	27.73	295,792	9.068	393.06	603	71.0
Stated Income/Stated Asset	2	445,512	0.06	222,756	8.141	353.45	667	75.5
Total	3,359	799,999,980	100.00

Credit Bureau Risk Scores for the Mortgage Loans
in the Mortgage Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	2	913,929	0.11	456,965	6.946	358.56	806	70.5
781 - 800	1	422,787	0.05	422,787	9.380	359.00	784	90.0
761 - 780	5	1,556,028	0.19	311,206	7.234	357.32	771	73.7
741 - 760	6	1,487,170	0.19	247,862	6.912	404.30	751	57.5
721 - 740	9	2,968,318	0.37	329,813	7.740	373.87	732	75.6
701 - 720	23	6,187,421	0.77	269,018	7.733	406.30	712	74.3
681 - 700	73	21,148,721	2.64	289,709	8.197	379.38	689	79.7
661 - 680	136	39,996,900	5.00	294,095	7.879	380.21	669	77.2
641 - 660	232	58,981,965	7.37	254,233	8.464	388.16	650	78.3
621 - 640	307	83,777,538	10.47	272,891	8.231	391.04	630	75.9
601 - 620	459	121,604,401	15.20	264,933	8.507	384.81	610	76.6
581 - 600	488	121,104,478	15.14	248,165	8.578	392.38	590	75.2
561 - 580	468	107,982,286	13.50	230,731	8.752	404.61	571	73.6
541 - 560	536	112,410,746	14.05	209,722	9.426	399.87	550	76.3
521 - 540	401	78,368,777	9.80	195,433	9.964	396.50	531	74.7
501 - 520	204	39,501,753	4.94	193,636	9.943	407.30	512	69.9
500 or Less	9	1,586,764	0.20	176,307	8.938	438.57	500	66.0
Total	3,359	799,999,980	100.00

Credit Grade Categories for the Mortgage Loans
in the Mortgage Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	2,083	523,975,976	65.50	251,549	8.677	389.20	602	77.5
A-	368	93,484,913	11.69	254,035	8.877	396.95	582	75.1
B	490	100,097,944	12.51	204,282	9.049	404.92	573	72.8
C	350	71,091,121	8.89	203,117	9.248	404.49	568	67.7
C-	38	7,077,547	0.88	186,251	9.500	397.31	568	61.2
D	30	4,272,479	0.53	142,416	9.105	425.87	561	59.7
Total	3,359	799,999,980	100.00

Prepayment Penalty Periods for the Mortgage Loans
in the Mortgage Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	915	207,280,100	25.91	226,536	9.285	385.39	588	75.9
6	1	53,298	0.01	53,298	11.950	277.00	593	90.0
12	235	82,457,282	10.31	350,882	9.323	398.86	593	74.6
24	794	195,913,419	24.49	246,742	8.549	402.43	584	76.4
30	1	199,608	0.02	199,608	9.990	354.00	551	85.2
36	1,037	244,066,276	30.51	235,358	8.576	392.81	604	75.0
42	1	65,213	0.01	65,213	8.990	278.00	638	50.0
60	375	69,964,784	8.75	186,573	8.305	391.17	592	74.5
Total	3,359	799,999,980	100.00

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Mortgage Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	4	17	5,400,436	1.04	317,673	8.524	355.92	599	81.0
7 - 12	11	2	339,420	0.07	169,710	8.041	335.00	577	79.6
13 - 18	17	13	2,885,873	0.56	221,990	8.416	353.17	640	81.0
19 - 24	21	176	49,091,276	9.48	278,928	8.306	360.01	607	78.3
25 - 31	31	5	983,127	0.19	196,625	10.567	354.84	635	92.6
32 - 37	34	264	70,929,879	13.70	268,674	8.597	386.37	596	76.6
38 or Greater	58	1,366	388,211,409	74.97	284,196	9.000	413.15	586	76.4
Total		1,843	517,841,420	100.00

Gross Margins for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	2	763,284	0.15	381,642	10.968	478.00	521	67.0
2.001 - 3.000	1	316,800	0.06	316,800	6.500	357.00	610	76.3
3.001 - 4.000	16	4,189,394	0.81	261,837	7.222	366.44	650	70.4
4.001 - 5.000	73	17,298,834	3.34	236,970	8.233	367.48	607	75.3
5.001 - 6.000	272	69,835,689	13.49	256,749	8.324	388.20	590	71.6
6.001 - 7.000	1,302	381,926,962	73.75	293,339	8.978	408.16	590	77.7
7.001 - 8.000	140	34,625,945	6.69	247,328	9.190	405.17	580	77.0
8.001 - 9.000	32	8,033,885	1.55	251,059	9.132	394.63	579	75.6
9.001 - 10.000	4	800,665	0.15	200,166	11.231	357.60	631	86.0
10.001 - 11.000	1	49,961	0.01	49,961	12.500	357.00	534	80.0
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 6.445%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
12.001 - 12.500	7	2,122,880	0.41	303,269	6.307	390.00	630	66.6
12.501 - 13.000	27	8,243,511	1.59	305,315	6.342	386.76	639	70.7
13.001 - 13.500	71	23,970,054	4.63	337,606	6.661	399.00	622	69.2
13.501 - 14.000	151	46,793,886	9.04	309,893	7.127	401.04	608	71.4
14.001 - 14.500	184	57,236,455	11.05	311,068	7.515	406.92	607	73.8
14.501 - 15.000	212	63,319,796	12.23	298,678	8.038	399.15	600	75.6
15.001 - 15.500	179	51,001,346	9.85	284,924	8.464	409.45	594	76.0
15.501 - 16.000	222	62,378,489	12.05	280,984	8.923	406.23	582	77.3
16.001 - 16.500	166	44,331,102	8.56	267,055	9.348	395.95	589	79.5
16.501 - 17.000	177	48,823,841	9.43	275,841	9.834	408.82	569	78.5
17.001 - 17.500	121	29,782,771	5.75	246,139	10.315	405.36	577	82.0
17.501 - 18.000	138	35,979,754	6.95	260,723	10.785	407.52	569	80.1
18.001 - 18.500	84	19,495,230	3.76	232,086	11.334	394.73	556	79.7
18.501 - 19.000	56	11,584,975	2.24	206,875	11.815	401.08	567	82.7
19.001 - 19.500	29	8,037,246	1.55	277,146	12.284	393.33	569	83.5
Greater than 19.500	19	4,740,086	0.92	249,478	13.100	419.45	583	87.9
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 15.732%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	17	5,581,202	1.08	328,306	8.688	357.77	589	78.6
1.500	797	212,713,310	41.08	266,892	8.834	410.44	579	77.2
3.000	1,027	299,058,552	57.75	291,196	8.905	399.24	598	76.3
6.000	1	372,546	0.07	372,546	8.500	358.00	553	64.9
7.000	1	115,809	0.02	115,809	6.990	358.00	606	50.9
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 2.365%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	435	105,171,739	20.31	241,774	8.576	376.73	595	74.8
1.500	1,406	412,147,882	79.59	293,135	8.948	410.10	589	77.1
2.000	2	521,799	0.10	260,899	8.992	438.67	534	76.8
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 1.399%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.001 - 5.000	6	1,758,995	0.34	293,166	7.252	355.97	652	77.4
5.001 - 6.000	20	6,137,298	1.19	306,865	6.003	407.95	622	68.9
6.001 - 7.000	160	54,658,347	10.56	341,615	6.714	410.76	617	70.9
7.001 - 8.000	373	116,401,856	22.48	312,069	7.622	402.68	606	73.3
8.001 - 9.000	424	120,764,805	23.32	284,823	8.585	404.41	591	76.7
9.001 - 10.000	394	104,804,001	20.24	266,000	9.557	400.57	579	78.8
Greater than 10.000	466	113,316,117	21.88	243,168	11.053	402.41	568	81.4
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 8.852%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
November 2007	2	128,971	0.02	64,486	11.459	273.44	618	73.4
January 2008	6	2,071,413	0.40	345,235	8.289	357.00	552	78.0
February 2008	5	1,437,042	0.28	287,408	8.439	358.00	594	79.1
March 2008	4	1,763,010	0.34	440,753	8.653	359.00	656	86.7
September 2008	2	339,420	0.07	169,710	8.041	335.00	577	79.6
January 2009	3	673,547	0.13	224,516	8.501	351.00	631	80.9
March 2009	2	379,402	0.07	189,701	9.570	353.00	630	85.4
April 2009	8	1,832,924	0.35	229,115	8.146	354.00	645	80.2
May 2009	12	2,640,764	0.51	220,064	9.206	355.00	626	83.5
June 2009	6	1,276,486	0.25	212,748	8.706	356.00	607	80.5
July 2009	70	20,313,327	3.92	290,190	8.175	357.00	608	77.2
August 2009	86	24,575,785	4.75	285,765	8.289	362.14	604	78.6
September 2009	2	284,915	0.06	142,457	8.900	455.01	520	68.9
April 2010	1	155,179	0.03	155,179	8.990	354.00	647	90.0
May 2010	4	827,948	0.16	206,987	10.863	355.00	633	93.1
June 2010	5	891,846	0.17	178,369	9.061	382.21	572	82.7
July 2010	39	9,050,499	1.75	232,064	8.355	385.51	589	76.3
August 2010	210	57,070,240	11.02	271,763	8.622	386.67	597	76.8
September 2010	10	3,917,294	0.76	391,729	8.688	384.80	593	72.2
April 2011	1	95,018	0.02	95,018	9.120	342.00	613	80.0
March 2012	3	321,828	0.06	107,276	9.764	353.00	590	87.9
April 2012	11	1,770,795	0.34	160,981	9.186	354.00	620	93.5
May 2012	12	1,764,827	0.34	147,069	9.412	398.26	604	80.1
June 2012	18	3,027,471	0.58	168,193	9.243	364.91	584	79.3
July 2012	386	88,051,548	17.00	228,113	8.923	416.75	564	76.0
August 2012	528	159,361,609	30.77	301,821	8.726	413.06	585	75.9
September 2012	398	131,421,514	25.38	330,205	9.371	413.91	601	76.8
October 2012	9	2,396,800	0.46	266,311	8.782	372.77	623	75.8
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date is December 2011.

Interest Only Periods for the Mortgage Loans
in the Mortgage Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	3,077	703,373,626	87.92	228,591	8.911	398.63	589	75.2
60	191	59,609,582	7.45	312,092	7.969	357.35	619	77.2
120	91	37,016,772	4.63	406,778	8.188	358.50	631	78.8
Total	3,359	799,999,980	100.00